UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
FARMER BROS. CO.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Fellow Stockholder:
You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Farmer Bros. Co. (the “Company”), which will be held at the Marriott Hotel & Golf Club at Champions Circle, 3300 Championship Parkway, Fort Worth, Texas 76177, on Thursday, December 7, 2017, at 10:00 a.m., Central Standard Time. The formal Notice of Annual Meeting of Stockholders and Proxy Statement, which are contained in the following pages, outline the actions that will, or may, if properly presented, be taken by the stockholders at the meeting. You should also have received a proxy card or voting instruction form and postage-paid return envelope, which are being solicited on behalf of our Board of Directors (the “Board”). Participants in the Farmer Bros. Co. Employee Stock Ownership Plan should follow the instructions provided by the plan trustee, GreatBanc Trust Company.
It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Accordingly, after reading the attached Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy as described on your proxy card or voting instruction form. If you choose to submit your proxy to vote your shares by the proxy card or voting instruction form, please sign, date and mail the proxy card or voting instruction form in the enclosed postage-paid return envelope. You may also submit a proxy to vote by telephone or Internet. Instructions for submitting a proxy over the Internet or by telephone are provided on the enclosed proxy card. Your cooperation is greatly appreciated.
We look forward to sharing more about the Company at the Annual Meeting. In addition to the business to be transacted and described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, we will discuss recent developments and strategic initiatives during the past year, and respond to comments and questions of general interest.
On behalf of the Board, we thank you for your interest and investment in the Company. We look forward to seeing you on December 7, 2017. As a final note and also on behalf of the Board, we would like to thank Guenter W. Berger and Hamideh Assadi, who are not standing for re-election, for their dedication, commitment and longstanding service to the Company.
Sincerely yours,

Michael H. Keown President and Chief Executive Officer	Randy E. Clark Chairman of the Board of Directors

*********************
The attached Proxy Statement is dated October 27, 2017 and is first being mailed on or about October 30, 2017.

____________________________________________________________________________________________________________

Farmer Bros. Co. • 1912 Farmer Brothers Drive, Northlake, Texas 76262 • (682) 549-6600 • www.FarmerBrosCo.com

FARMER BROS. CO.
1912 Farmer Brothers Drive
Northlake, Texas 76262
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 7, 2017
TO THE STOCKHOLDERS OF FARMER BROS. CO.:
NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Farmer Bros. Co., a Delaware corporation (the “Company” or “Farmer Bros.”), will be held at the Marriott Hotel & Golf Club at Champions Circle, 3300 Championship Parkway, Fort Worth, Texas 76177, on Thursday, December 7, 2017, at 10:00 a.m., Central Standard Time, for the following purposes:

1.
To elect two Class II directors to the Board of Directors (the “Board”) of the Company for a three-year term of office expiring at the Company’s 2020 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018;

3.	To hold an advisory (non-binding) vote to approve the compensation paid to the Company’s named executive officers;

4.	To hold an advisory (non-binding) vote on the frequency of future stockholder advisory votes to approve the compensation paid to the Company’s named executive officers; and

5.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The Board recommends: a vote “FOR” each of the two nominees for director named in the accompanying Proxy Statement, a vote “FOR” Proposals Nos. 2 and 3, and a vote of “ONE YEAR” for Proposal No. 4 on the enclosed proxy card.
The Board has fixed the close of business on October 23, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof.
*********************
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 7, 2017
This Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, the Company’s 2017 Annual Report, which includes its Annual Report on Form 10-K for the fiscal year ended June 30, 2017, and form proxy card are available at:
http://proxy.farmerbros.com.
     Please submit a proxy as soon as possible so that your shares can be represented and voted at the Annual Meeting in accordance with your instructions. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation. For specific instructions on submitting a proxy to have your shares voted, please refer to the instructions on the proxy card or the information forwarded by your bank, broker or other nominee. Even if you have submitted a proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a bank, broker or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy issued in your name from such bank, broker or other nominee. If you are a beneficial holder of shares held in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee to ensure that your shares are represented and voted at the Annual Meeting.
If you are a participant in the Farmer Bros. Co. Employee Stock Ownership Plan (the “ESOP”), you should follow the instructions provided by the ESOP trustee, GreatBanc Trust Company (the “ESOP Trustee”), with respect to having the shares allocated to you in the ESOP voted at the Annual Meeting. If you are an ESOP participant, although you may attend the Annual Meeting, you will not be able to cast a vote at the Annual Meeting with respect to any shares you hold through the ESOP.

Your vote is very important. Please submit your proxy even if you plan to attend the Annual Meeting. To submit a proxy to vote your shares over the Internet or by telephone, please follow the instructions on the enclosed proxy card.
By Order of the Board of Directors
TERI L. WITTEMAN
Secretary
Northlake, Texas
October 27, 2017
********************
The accompanying Proxy Statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying Proxy Statement carefully and in its entirety.

TABLE OF CONTENTS

INFORMATION CONCERNING VOTING AND SOLICITATION	1
PROPOSAL NO. 1 ELECTION OF DIRECTORS	7
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12
CORPORATE GOVERNANCE	16
Director Independence	16
Board Meetings and Attendance	17
Charters; Code of Conduct and Ethics; Corporate Governance Guidelines	17
Board Committees	17
Director Qualifications and Board Diversity	19
Board Leadership Structure	20
Board’s Role in Risk Oversight	21
Communication with the Board	22
EXECUTIVE OFFICERS	23
COMPENSATION DISCUSSION AND ANALYSIS	25
COMPENSATION COMMITTEE REPORT	41
NAMED EXECUTIVE OFFICER COMPENSATION	42
Summary Compensation Table	42
Employment Agreements and Arrangements	45
Grants of Plan-Based Awards	47
Outstanding Equity Awards at Fiscal Year-End	49
Option Exercises and Stock Vested	51
Change in Control and Termination Arrangements	51
Potential Payments Upon Termination or Change in Control	52
PROPOSAL NO. 3 ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS	59
PROPOSAL NO. 4 ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS	60
DIRECTOR COMPENSATION	61
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	64
AUDIT MATTERS	66
OTHER MATTERS	68

FARMER BROS. CO.
1912 Farmer Brothers Drive
Northlake, Texas 76262
PROXY STATEMENT
INFORMATION CONCERNING VOTING AND SOLICITATION
What are the date, time and place of the Annual Meeting?
The enclosed proxy card is being delivered with this Proxy Statement on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Farmer Bros. Co., a Delaware corporation (the “Company,” “we,” “our” or “Farmer Bros.”), in connection with the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, December 7, 2017, at 10:00 a.m., Central Standard Time, or at any continuation, postponement or adjournment thereof, for the purposes described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders, and to transact such other business as may properly come before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Company intends to mail this Proxy Statement, the accompanying proxy card and the Company’s 2017 Annual Report, which includes its Annual Report on Form 10-K for the fiscal year ended June 30, 2017 (“2017 Form 10-K”), on or about October 30, 2017 to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Meeting will be held at the Marriott Hotel & Golf Club at Champions Circle, 3300 Championship Parkway, Fort Worth, Texas 76177. If you plan to attend the Annual Meeting in person, you should review the details below under the section captioned “Who can attend the Annual Meeting?”
What am I voting on?
You will be entitled to vote on the following proposals at the Annual Meeting:

•
The election of two Class II directors to serve on our Board for a three-year term of office expiring at the Company’s 2020 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

•	The ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending June 30, 2018;

•	The approval, on an advisory (non-binding) basis, of the compensation paid to the Company’s named executive officers; and

•	The approval, on an advisory (non-binding) basis, of the frequency of future stockholder advisory votes to approve the compensation paid to the Company’s named executive officers.
How does the Board recommend that I vote?
The Board recommends that you vote using the enclosed proxy card:

•
“FOR” the election of each of the two nominees named herein to serve on our Board as Class II directors for a three-year term of office expiring at the Company’s 2020 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

•	“FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2018;

•	“FOR” the approval of, in an advisory (non-binding) vote, the compensation paid to our named executive officers; and

•	“ONE YEAR” in an advisory (non-binding vote), for the frequency of conducting future stockholder advisory votes to approve the compensation paid to our named executive officers.
Who can vote?
The Board has set October 23, 2017 as the record date (the “Record Date”) for the Annual Meeting. You are entitled to notice of and to vote at the Annual Meeting any shares of common stock, par value $1.00 per share, of the Company (“Common Stock”), and any shares of Series A Convertible Participating Cumulative Perpetual Preferred Stock, par value $1.00 per share, of the Company (“Series A Preferred Stock”), on an as-converted basis, in each case, of which you are the holder of record as of the close of business on the Record Date. Each share of Series A Preferred Stock entitles the holder(s) thereof to vote on an as-converted basis together with the holders of Common Stock as a single class. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the principal executive offices of the Company located at 1912 Farmer Brothers Drive, Northlake, Texas 76262 for the ten days prior to the Annual Meeting and also at the Annual Meeting.
How many shares are outstanding and how many shares are needed for a quorum?
At the close of business on the Record Date, 16,843,270 shares of Common Stock entitled to 16,843,270 votes, and 14,700 shares of Series A Preferred Stock entitled to 383,611 votes, for a total of 17,226,881 votes, were outstanding and entitled to vote at the Annual Meeting. Each share of Series A Preferred Stock entitles the holder(s) thereof to vote on an as-converted basis together with the holders of the Common Stock as a single class. The Company has no other class of securities outstanding.
A majority of the issued and outstanding shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) present in person or represented by proxy and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting, which quorum is required to hold the Annual Meeting and conduct business. If you are a record holder of shares of Common Stock or Series A Preferred Stock as of the Record Date and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your bank, broker or other nominee submits a proxy covering your shares. Your broker, bank or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank or other nominee on how to vote on such matters. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by vote of the holders of a majority of the total number of shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) represented and entitled to vote at the Annual Meeting.
What is the difference between a record holder and a beneficial owner?
If at the close of business on the Record Date your shares were registered directly in your name, you are considered the “record holder” of your shares. If, on the other hand, at the close of business on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If you hold your shares in “street name,” please instruct your bank, broker or other nominee how to vote your shares using the voting instruction form provided by your bank, broker or other nominee so that your vote can be counted. The voting instruction form provided by your bank, broker or other nominee may also include information about how to submit your voting instructions over the Internet or telephonically, if such options are available.
How can I vote my shares?
You may vote your shares at the Annual Meeting using one of the following methods (please also see the information provided above concerning the difference between holding shares as a record holder and holding shares beneficially through a bank, broker or other nominee—beneficial holders should follow the voting instructions provided by such bank, broker or other nominee):

•
By mail. You may vote your shares by completing, signing and mailing the enclosed proxy card included with these proxy materials (or voting instruction form in the case of beneficial holders). Please refer to your proxy card or voting instruction form for instructions on either submitting your proxy or voting by mail.

•
Over the Internet. If you have access to the Internet, you may submit your proxy over the Internet by following the instructions included on the enclosed proxy card (or voting instruction form in the case of beneficial holders for whom Internet voting is available). Please refer to your proxy card or voting instruction form for instructions on either submitting a proxy or voting over the Internet.

•
By telephone. You may submit a proxy to have your shares voted by calling a toll-free telephone number listed on the enclosed proxy card (or voting instruction form in the case of beneficial holders for whom telephone voting is available). Please refer to your proxy card or voting instruction form for instructions on submitting a proxy by phone.

•
In person at the Annual Meeting. Stockholders are invited to attend the Annual Meeting and vote in person at the Annual Meeting. If you are a beneficial owner of shares you must obtain a legal proxy from the bank, broker or other nominee of your shares to be entitled to vote those shares in person at the Annual Meeting. If you are a record holder, you are encouraged to complete, sign and date the enclosed proxy card and mail it in the enclosed postage-paid envelope regardless of whether or not you plan to attend the Annual Meeting. If you hold your shares in “street name,” you are encouraged to follow the voting instructions provided by your bank, broker or other nominee to ensure that your shares are represented and voted at the Annual Meeting.
A control number, located on the instructions included with the proxy card, is designated to verify your identity and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you submit your proxy over the Internet or by telephone, there is no need to return a signed proxy card. However, you may change your voting instructions by subsequently completing, signing and delivering the proxy card.
As noted above, if you hold shares beneficially in street name through a bank, broker or other nominee, you may vote your shares by following the voting instructions provided by your bank, broker or other nominee. Telephone and Internet voting may be also available—please refer to the voting instruction form provided by your bank, broker or other nominee for more information.
How do I vote if I am an ESOP participant?
The ESOP owns approximately 10.8% of the Company's outstanding voting securities, based on 16,843,270 shares of Common Stock and 14,700 shares of Series A Preferred Stock, representing 383,611 shares of Common Stock on an as-converted basis, outstanding as of October 23, 2017. Each ESOP participant has the right to direct the ESOP Trustee on how to vote the shares of Common Stock allocated to his or her account under the ESOP. The ESOP Trustee will vote all of the unallocated ESOP shares (i.e., shares of Common Stock held in the ESOP, but not allocated to any participant’s account) and allocated shares for which no voting directions are timely received by the ESOP Trustee, in its independent fiduciary discretion. If you are an ESOP participant and want to revoke any prior voting instructions you provided to the ESOP Trustee in respect of the Annual Meeting, you must contact the ESOP Trustee.
If you are a participant in the ESOP, although you may attend the Annual Meeting in person, you will not be able to cast a vote at the meeting with respect to any shares you hold through the ESOP.
Who can attend the Annual Meeting?
Admission to the Annual Meeting is limited to stockholders and their duly-appointed proxy holders as of the close of business on the Record Date with proof of ownership of the Company’s Common Stock or Series A Preferred Stock, as well as valid government-issued photo identification, such as a valid driver’s license or passport. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of Common Stock or Series A Preferred Stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you are a participant in the ESOP, although you may attend the Annual Meeting in person, you will not be able to cast a vote at the meeting with respect to any shares you hold through the ESOP. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of proof of ownership.
We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures. No cameras, recording equipment, electronic devices, large bags or packages will be permitted at the Annual Meeting. You are encouraged to submit a proxy to have your shares voted regardless of whether or not you plan to attend the Annual Meeting. Your vote is very important. Please submit your proxy card even if you plan to attend the Annual Meeting.
How will votes be tabulated?
All votes will be tabulated by the inspector of election appointed by the Company for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions in accordance with Delaware law.
What is a “broker non-vote”?
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your bank, broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority to vote. Brokers generally do not have discretionary voting power (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of Deloitte as our independent registered public accounting firm. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board, the advisory vote to approve the compensation paid to our named executive officers, and the advisory vote on the frequency of future stockholder advisory votes to approve the compensation paid to our named executive officers because they are considered non-routine matters. Consequently, without your voting instructions, the bank, broker or other nominee that holds your shares cannot vote your shares on these proposals.
What vote is required to approve each proposal?
Election of Directors. Directors are elected by a plurality of the votes of the shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the Board at the Annual Meeting who receive the highest number of properly cast “FOR” votes (among votes properly cast in person or by proxy) will be elected as directors. In director elections, stockholders may either vote “FOR” or withhold voting authority with respect to director nominees. Shares voting “withhold” are counted for purposes of determining a quorum. However, if you withhold authority to vote with respect to the election of either or both of the nominees, your shares will not be voted with respect to those nominees indicated. Therefore, “withhold” votes will not affect the outcome of the election of directors. Broker non-votes will also not affect the outcome of the election of directors.
Ratification of Accountants. The ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2018 requires the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) present or represented by proxy at the Annual Meeting and entitled to vote thereat. Abstentions will have the same effect as votes “against” the ratification. Because brokers have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with the ratification.
Advisory (Non-Binding) Vote to Approve the Compensation Paid to our Named Executive Officers. The advisory (non-binding) vote to approve the compensation paid to the Company’s named executive officers requires the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) present or represented by proxy at the Annual Meeting and entitled to vote thereat. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will not affect the outcome of the proposal because shares held by a bank, broker or other nominee who has not received instructions from the beneficial owner of the shares as to how the shares are to be voted on the proposal are not entitled to vote on such proposal at the Annual Meeting.
Advisory (Non-Binding) Vote to Approve the Frequency of Future Stockholder Advisory Votes to Approve the Compensation Paid to our Named Executive Officers. The advisory (non-binding) vote to approve the frequency of future stockholder advisory votes to approve the compensation paid to the Company’s named executive officers requires the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) present or represented by proxy at the Annual Meeting and entitled to vote thereat. If none of the frequency alternatives (one year, two years or three years) receives the vote of a majority of the shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) present or represented by proxy and entitled to vote on the matter, we will consider the highest number of votes cast by stockholders to be the frequency that has been selected by our stockholders. Abstentions will have no effect on the proposal. Broker non-votes will not affect the outcome of the proposal because shares held by a bank, broker or other nominee who has not received instructions from the beneficial owner of the shares as to how the shares are to be voted on the proposal are not entitled to vote on such proposal at the Annual Meeting.

What do I do if I receive more than one proxy card or voting instruction form?
If you receive more than one proxy card or voting instruction form from your bank, broker or other nominee, it means you hold shares that are registered in more than one name or account. To ensure that all of your shares are voted, sign, date and return each proxy card or voting instruction form. To vote by telephone or over the Internet, follow the instructions for voting over the Internet or by telephone provided on the enclosed proxy card or provided on the voting instruction form provided by your bank, broker or other nominee.
How will my shares be voted if I sign, date and return the proxy card but do not specify how I want my shares to be voted?
As a stockholder of record, if you sign, date and return the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy as follows:

•
“FOR” the election of each of the two Board nominees named herein to serve on our Board as Class II directors for a three-year term of office expiring at the Company’s 2020 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

•	“FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2018;

•	“FOR” the approval of, in an advisory (non-binding) vote, the compensation paid to our named executive officers; and

•	“ONE YEAR” in an advisory (non-binding vote), for the frequency of conducting future stockholder advisory votes to approve the compensation paid to our named executive officers.
In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.
How can I revoke a proxy?
If you vote by proxy, you may revoke that proxy or change your vote at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy or change their vote prior to the Annual Meeting by sending to the Company’s Secretary, at the Company’s principal executive offices at 1912 Farmer Brothers Drive, Northlake, Texas 76262, a written notice of revocation or a duly executed proxy bearing a later date, by attending the Annual Meeting in person and voting in person, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. Please note that attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting a new voting instruction form to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee). ESOP participants must contact the ESOP Trustee directly to revoke any prior voting instructions.
When will the voting results be announced?
The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. If our final voting results are not available within four business days after the Annual Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.
Are there interests of certain persons in matters to be acted upon?
No director or executive officer of the Company who has served at any time since the beginning of the 2017 fiscal year, and no nominee for election as a director of the Company, or any of their respective associates, has any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting other than Proposal No. 1–Election of Directors. No director has informed the Company in writing that he or she intends to oppose any action intended to be taken by the Company at the Annual Meeting.
Who will solicit proxies on behalf of the Board?
Proxies may be solicited on behalf of the Board, without additional compensation, by the Company’s directors, director nominees and certain executive officers and other employees of the Company. The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, Internet and personal solicitation by our directors, director nominees and certain of our executive officers and other employees (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website or other websites. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement. In addition, none of the information on the other websites listed in this Proxy Statement is part of this Proxy Statement. These website addresses are intended to be inactive textual references only.
Who is paying for the cost of this proxy solicitation?
The entire cost of soliciting proxies on behalf of the Board, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders by, or on behalf of, the Company, will be borne by the Company. Copies of the Company’s solicitation material will be furnished to banks, brokerage houses, dealers, the ESOP Trustee, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our 2017 Annual Report, which includes our 2017 Form 10-K, to beneficial owners. In addition, if asked, the Company will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

How can I obtain additional copies of these materials or copies of other documents?
Complete copies of this Proxy Statement and the 2017 Annual Report, which includes our 2017 Form 10-K, and directions to the Annual Meeting are also available at http://proxy.farmerbros.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
General
Under the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Amended and Restated By-Laws (“By-Laws”), the Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with members of each class serving for a three-year term. Each year only one class of directors is subject to a stockholder vote. Class II consists of two directors whose term of office expires at the Annual Meeting and whose successors will be elected at the Annual Meeting to serve until the 2020 Annual Meeting of Stockholders. Class III consists of two directors, continuing in office until the 2018 Annual Meeting of Stockholders. Class I consists of three directors, continuing in office until the 2019 Annual Meeting of Stockholders.
The authorized number of directors is set forth in the Company’s Certificate of Incorporation and shall consist of not less than five nor more than nine members, the exact number of which shall be fixed from time to time by resolution of the Board. The authorized number of directors is currently seven. If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class will hold office for a term that will coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term as that of his or her predecessor.
Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Allison M. Boersma and David W. Ritterbush for election to the Board as Class II directors. If elected at the Annual Meeting, each would serve until the 2020 Annual Meeting of Stockholders and until his or her successor is elected and duly qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The director nominees were brought to the attention of the Nominating and Corporate Governance Committee by Spencer Stuart, whom the Nominating and Corporate Governance Committee retained in 2017 to assist with identifying potential director nominees. The functions performed by Spencer Stuart included identifying qualified candidates, conducting interviews and background checks, and presenting qualified candidates to the Nominating and Corporate Governance Committee for consideration. Ms. Boersma and Mr. Ritterbush have been nominated for election to the seats currently held by Hamideh Assadi and Guenter W. Berger, who will each serve out the remainder of their terms as Class II directors through the Annual Meeting. Each of Ms. Boersma and Mr. Ritterbush has agreed to be named in this Proxy Statement and serve if elected. We have no reason to believe that either such nominee will be unable to serve if elected.
All of the present directors were elected to their current terms by the stockholders. There are no family relationships among any directors, nominees for director or executive officers of the Company. Except as disclosed below, none of the continuing directors or nominees is a director of any other publicly held company.
Vote Required
Each share of Common Stock is entitled to one vote for each of the two director seats to be filled at the Annual Meeting. Each share of Series A Preferred Stock is entitled to vote on an as-converted basis together with the Common Stock as a single class for each of the two director seats to be filled at the Annual Meeting. Each stockholder will be given the option of voting “FOR” or withholding authority to vote for each nominee. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them “FOR” the election of the two director nominees named herein unless the proxies direct otherwise. If either of the director nominees should be unable to serve or for good cause will not serve, your proxy will be voted for such substitute nominee(s) as the holders of your proxy, acting in their discretion, may determine.
Directors are elected by a plurality of the votes of the shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the Board at the Annual Meeting who receive the largest number of properly cast “FOR” votes (among votes properly cast in person or by proxy) will be elected as directors. In director elections, stockholders may either vote “FOR” or withhold voting authority with respect to director nominees. Shares voting “withhold” are counted for purposes of determining a quorum. However, if you withhold authority to vote with respect to the election of either or both of the two nominees, your shares will not be voted with respect to those nominees indicated. Therefore, “withhold” votes will not affect the outcome of the election of directors. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes and abstentions will have no effect on the election of directors.

Nominees for Election as Directors
Set forth below is biographical information for each of the Board’s nominees for election as a Class II director at the Annual Meeting, including a summary of the specific experience, qualifications, attributes and skills which led our Board to conclude that the individual should serve on the Board at this time, in light of the Company’s business and structure.
Allison M. Boersma, age 52, is currently the CFO and COO of BRG Sports Inc., a corporate holding company of leading brands that design, develop and market innovative sports equipment, protective products, apparel and related accessories.  The company’s core football brand, Riddell, is the industry leader in football helmet technology and innovation. Ms. Boersma has served as the finance and operations leader for BRG Sports since April 2016, responsible for financial oversight, including planning, treasury and risk management; leadership of global sourcing, manufacturing and distribution; human resources; strategic planning and acquisitions; and manufacturing strategy. Ms. Boersma has also served as CFO and COO of Riddell Inc., since May 2014, and SVP Finance, CFO Riddell, from February 2009 to May 2014. Previously, Ms. Boersma was a finance executive with Kraft Foods, a multinational confectionery, food and beverage conglomerate, for over 17 years, with various positions of increasing responsibility, including serving as Sr. Director Finance, Global Procurement, from May 2007 to February 2009, with leadership and oversight of commodity hedging and risk management, including for coffee; execution of global strategies to improve supplier performance; commodity tracking and derivative accounting. Other positions with Kraft included Controller, Grocery Sector; Controller, Meals Division; Director, Sales Finance, Kraft Food Services Division; and Senior Manager, Corporate Financial Business Analysis. Ms. Boersma began her career as a Senior Auditor with Coopers & Lybrand. Ms. Boersma received her undergraduate degree in Accountancy from the University of Illinois Champaign-Urbana, and her Masters of Management, Marketing and Finance, from JL Kellogg Graduate School of Management.
We believe Ms. Boersma’s qualifications to serve on our Board include her CFO and COO leadership, coffee industry knowledge and foodservice experience, supply chain and manufacturing experience, accounting and financial expertise, as well as her experience in IT, risk assessment, strategy formation and execution, mergers and acquisitions, and global sourcing.
David W. Ritterbush, age 51, is currently the Chief Executive Officer of Quest Nutrition, LLC, a manufacturer and retailer of protein and nutrition food products. He has served in this position since March 2017, with oversight of the organization, including organizational structure, supply chain strategy, and product innovation. Prior to joining Quest Nutrition, Mr. Ritterbush served as Chief Executive Officer of Popchips (Sonora Mills, Inc.), a manufacturer of popped rice, corn, soy, and other grain-based snack food products, from August 2015 to February 2017. While at Popchips, Mr. Ritterbush’s responsibilities included organization leadership, restructuring, sales turnaround, refreshed branding and new product innovation, supply chain restructuring, co-manufacturing and global procurement. Previously, from April 2009 to March 2015, Mr. Ritterbush held leadership positions with Premier Nutrition Corporation, a manufacturer and retailer of beverage products, bars and shakes, including Chief Executive Officer, Post Active Nutrition from April 2014 to March 2015; Chief Executive Officer, Premier Nutrition from August 2010 to March 2014; and Chief Operating Officer from April 2009 to August 2010. While at Premier Nutrition, Mr. Ritterbush reorganized the organization, led a significant turnaround of the supply chain across facilities and co-manufacturers, restructured the sales organization, and actively participated in strategy formation and acquisitions. Prior to this, Mr. Ritterbush was Vice President/General Manager-West Business Unit, for Red Bull North America, from October 2007 to March 2009, with leadership for the West Business Unit including sales, marketing, supply chain, finance and accounting. Previously, Mr. Ritterbush was a sales and marketing executive with Dreyer’s Grand Ice Cream, Inc., for over 16 years, with various positions of increasing responsibility, including serving as Senior Vice President of Marketing-Packaged Products from October 2006 to October 2007, where he was responsible for product design, pricing, and consumer positioning. During this period, Mr. Ritterbush served as a member of Dreyer’s Operating Committee, Dreyer’s Graphics Development team, and a board member of the Starbuck’s Ice Cream partnership. Mr. Ritterbush received his undergraduate degree in Business Administration, Marketing from San Diego State University.
We believe Mr. Ritterbush’s qualifications to serve on our Board include his CEO leadership, as well as his experience in retail and national account foodservice, supply chain and manufacturing, marketing and consumer branding, millennial engagement, e-commerce, strategy formation and execution, turnaround experience, sustainability and corporate responsibility.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

Directors Continuing in Office
Set forth below is biographical information for each director continuing in office and a summary of the specific experience, qualifications, attributes and skills which led our Board to conclude that the individual should serve on the Board at this time, in light of the Company’s business and structure.

Name	Age	Director Since	Class	Term Expiration	Executive Committee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Randy Clark	65	2012	III	2018	X	X	X
Jeanne Farmer Grossman	67	2009	III	2018
Michael H. Keown	55	2012	I	2019
Charles F. Marcy	67	2013	I	2019	X		X	Chair
Christopher P. Mottern	73	2013	I	2019	X	Chair		X
Randy E. Clark was appointed Chairman of the Board in December 2015. He is a retired foodservice executive. He has consulted for equity groups in the food industry since 2009 and has served on the Board of Trustees for Whitworth University since 2012. He served as President and Chief Executive Officer of Border Foods, Inc., the largest producer of green chile in the world and one of the largest producers of jalapeños in the United States, from 2008 to 2011. Mr. Clark’s earlier experience includes serving as Chief Executive Officer of Fruit Patch, Inc., one of the largest distributors of stone fruits in the United States; President and Chief Executive Officer of Mike Yurosek & Son, LLC, a produce grower and processor; and Vice President, Sales, Marketing and Production with William Bolthouse Farms, a produce grower and processor. Mr. Clark was a Professor of Accounting and Marketing at the Master’s College in Santa Clarita, California, from 1999 to 2003. Mr. Clark received his undergraduate degree from Cedarville College, an M.S. in Accounting from Kent State University, and a Doctorate in Organizational Leadership from Pepperdine University. Mr. Clark is a National Association of Corporate Directors (“NACD”) Governance Fellow and has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive corporate governance program for directors.
We believe Mr. Clark’s qualifications to serve on our Board include his leadership as a former CEO, extensive background and experience in the foodservice business, IT, manufacturing and supply chain experience, involvement in sustainability and corporate responsibility, executive compensation experience, and his accounting and financial expertise.
Jeanne Farmer Grossman is a retired teacher. She is the sister of Carol Farmer Waite, who is a former director, and the late Roy E. Farmer, who served as Chairman of the Board from 2004 to 2005, Chief Executive Officer from 2003 to 2005, and President from 1993 to 2005, and the daughter of the late Roy F. Farmer, who served as Chairman of the Board from 1951 to 2004 and Chief Executive Officer from 1951 to 2003. Ms. Grossman received her undergraduate degree and teaching credentials from the University of California, Los Angeles. Ms. Grossman is an NACD Governance Fellow and has demonstrated her commitment to boardroom excellence by completing NACD’s comprehensive corporate governance program for directors, completing UCLA Anderson School Director Education and Certification Program, attending a Financial Boot Camp Program, and attending in-house programs such as Coffee Hedging and Coffee & Tea Mastery Training.
We believe Ms. Grossman’s qualifications to serve on our Board include her extensive knowledge of the Company’s culture and sensitivity for Company core values, knowledge of the coffee and foodservice industries, extensive training in program creation and development, curriculum development, the development and evaluation of measurable objective protocol and individual/group task evaluation, as well as committee work in various areas including fundraising, staffing and outreach.
Michael H. Keown joined the Company as President and Chief Executive Officer on March 23, 2012. Prior to joining the Company, Mr. Keown served in various executive capacities at Dean Foods Company, a food and beverage company, from 2003 to March 2012. He was at WhiteWave Foods Company, a subsidiary of Dean Foods, from 2004 to March 2012, including as President, Indulgent Brands from 2006 to March 2012. He was also responsible for WhiteWave’s alternative channel business comprised largely of foodservice. Mr. Keown served as President of the Dean Branded Products Group of Dean Foods from 2003 to 2004. Mr. Keown joined Dean Foods from The Coca-Cola Company, where he served as Vice President and General Manager of the Shelf Stable Division of The Minute Maid Company. Mr. Keown has over 25 years of experience in the Consumer Goods business, having held various positions with E.&J. Gallo Winery and The Procter & Gamble Company. He has served on the Board of Directors of Welch Foods Inc., a wholly owned subsidiary of the National Grape Cooperative Association, Inc., since June 2015, and currently serves on Welch’s Audit, Compensation, and Nominating and Governance Committees. In October 2016, Mr. Keown was also appointed Vice Chairman of the Board of Directors of World Coffee Research, a collaborative, not-for-profit 501(c)(5) research organization created by the global coffee industry. Mr. Keown received his undergraduate degree in Economics from Northwestern University. Mr. Keown is an NACD Governance Fellow and has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive corporate governance program for directors.

We believe Mr. Keown’s qualifications to serve on our Board include his in-depth knowledge of food manufacturing, food processing and the foodservice business, marketing and consumer branding experience, expertise in global sourcing, sustainability and corporate responsibility, and his ability to provide a critical link between management and the Board of Directors thereby enabling the Board to provide its oversight function with the benefit of management’s perspective of the business.
Charles F. Marcy is a food industry consultant. He served as CEO of Turtle Mountain, LLC, a privately held natural foods company, and the maker of the So Delicious brand of dairy free products from May 2013 until April 2015. Prior to this, he was a principal with Marcy & Partners, Inc., providing strategic planning and acquisition consulting to consumer products companies. Mr. Marcy served as President and Chief Executive Officer and a member of the Board of Directors of Healthy Food Holdings, a holding company for branded “better-for-you” foods and the maker of YoCrunch Yogurt and Van’s Frozen Waffles from 2005 through April 2010. Previously, Mr. Marcy served as President, Chief Executive Officer and a Director of Horizon Organic Holdings, then a publicly traded company listed on NASDAQ with a leading market position in the organic food business in the United States and the United Kingdom, from 1999 to 2005. Mr. Marcy also previously served as President and Chief Executive Officer and a member of the Board of Directors of the Sealright Corporation, a manufacturer of food and beverage packaging and packaging systems, from 1995 to 1998. From 1993 to 1995, Mr. Marcy was President of the Golden Grain Company, a subsidiary of Quaker Oats Company and maker of the Near East brand of all-natural grain-based food products. From 1991 to 1993, Mr. Marcy was President of National Dairy Products Corp., the dairy division of Kraft General Foods. From 1974 to 1991, Mr. Marcy held various senior marketing and strategic planning roles with Sara Lee Corporation and Kraft General Foods. Mr. Marcy served as the Chairman of the Finance Committee on the Board of Trustees of Washington and Jefferson College for eleven years until 2014 and has served on the Board of Directors of B&G, Foods, Inc. (“B&G”), a manufacturer and distributor of shelf-stable food and household products across the United States, Canada and Puerto Rico and a publicly traded company listed on the New York Stock Exchange, since 2010. Mr. Marcy served on the Strategy Committee and currently serves as a member and Chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors of B&G. Mr. Marcy received his undergraduate degree in Mathematics and Economics from Washington and Jefferson College, and his MBA from Harvard Business School. Mr. Marcy is an NACD Board Leadership Fellow and has demonstrated his commitment to boardroom excellence by completing NACD’s advanced corporate governance program for directors.
We believe Mr. Marcy’s qualifications to serve on our Board include his leadership as a former CEO, extensive experience in the food industry, including foodservice, manufacturing, supply chain, marketing and regulatory experience, as well as his corporate governance and public company board and executive compensation experience.
Christopher P. Mottern is an independent business consultant. He served as President and Chief Executive Officer of Peet’s Coffee & Tea, Inc., a specialty coffee and tea company, from 1997 to 2002 and a director of Peet’s Coffee & Tea, Inc., from 1997 through 2004. From 1992 to 1996, Mr. Mottern served as President of The Heublein Wines Group, a manufacturer and marketer of wines, now part of Diageo plc, a multinational alcoholic beverage company. From 1986 through 1991, he served as President and Chief Executive Officer of Capri Sun, Inc., one of the largest single-service juice drink manufacturers in the United States. He has served as a director, including lead director, and member of the finance committee, of a number of private companies. Mr. Mottern received his undergraduate degree in Accounting from the University of Connecticut. Mr. Mottern is an NACD Governance Fellow and has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive corporate governance program for directors.
We believe Mr. Mottern’s qualifications to serve on our Board include his leadership as a former CEO, coffee industry, foodservice, manufacturing, supply chain and consumer branding experience, risk oversight experience, and financial and accounting expertise.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending June 30, 2018, and has further directed that management submit this selection for ratification by the stockholders at the Annual Meeting. Deloitte has served as the Company’s independent registered public accounting firm since December 23, 2013. A representative of Deloitte is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by the By-Laws or otherwise. However, the Board is submitting the selection of Deloitte to stockholders for ratification because the Company believes it is a matter of good corporate governance practice. If the Company’s stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interest and that of our stockholders.
Vote Required
The affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) present in person or represented by proxy at the Annual Meeting and entitled to vote thereat is required to ratify the selection of Deloitte. Abstentions will have the same effect as votes “against” the ratification. Because brokers have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with the ratification.
THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF
THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth certain information regarding the beneficial ownership of the Company's voting securities as of October 23, 2017, by all persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities as of such date, based on 16,843,270 shares of Common Stock and 14,700 shares of Series A Preferred Stock, representing 383,611 shares of Common Stock on an as-converted basis, outstanding as of October 23, 2017. Each share of Series A Preferred Stock entitles the holder(s) thereof to vote on an as-converted basis together with the holders of Common Stock as a single class. As of October 23, 2017, 100% of the shares of Series A Preferred Stock were owned by Boyd Coffee Company. For purposes of this table we have treated the Series A Preferred Stock as converted into Common Stock.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Carol Farmer Waite(3)	3,162,258	18.4%
Richard F. Farmer(4)	2,817,018	16.4%
Jeanne Farmer Grossman(5)	1,206,209	7.0%
Farmer Bros. Co. Employee Stock Ownership Plan(6)	1,863,549	10.8%
Wellington Management Group LLP and affiliated entities(7)	1,703,676	9.9%
Trigran Investments, Inc., Douglas Granat, Lawrence A. Oberman, Steven G. Simon, Bradley F. Simon(8)	909,513	5.3%
__________

(1)
The address for Carol Farmer Waite, Richard F. Farmer, Jeanne Farmer Grossman and the ESOP is c/o Farmer Bros. Co., 1912 Farmer Brothers Drive, Northlake, Texas 76262. The address of Wellington Management Group LLP and affiliated entities is 280 Congress Street, Boston, Massachusetts 02210. The address of Trigran Investments, Inc. is 630 Dundee Road, Suite 230, Northbrook, Illinois 60062.

(2)
Percent of class is calculated based on total outstanding voting securities of 17,226,881, including 16,843,270 shares of Common stock and 14,700 shares of Series A Preferred Stock, representing 383,611 shares of Common Stock on an as-converted basis, outstanding as of October 23, 2017, and may differ from the percent of class reported in statements of beneficial ownership filed with the SEC.

(3)
Includes shares of Common Stock held in various family trusts of which Ms. Waite is the sole trustee, co-trustee, beneficiary and/or settlor as reported in a Schedule 13D/A filed with the SEC on August 18, 2017, including: (i) 417,986 shares as trustee of a trust for the benefit of her niece and nephews; (ii) 266,544 shares as sole trustee of the Carol L. Waite Trust, of which Ms. Waite is the sole settlor, trustee and beneficiary; and (iii) 2,477,728 shares indirectly beneficially owned as co-trustee of various trusts for the benefit of herself and family members, and over which she has shared voting and dispositive power with (x) Dr. Farmer as to 2,168,540 shares (also indicated in the table above as beneficially owned by Dr. Farmer) and (y) Ms. Grossman as to 309,188 shares (also indicated in the table above as beneficially owned by Ms. Grossman).

(4)
Includes shares of Common Stock held in various family trusts of which Dr. Farmer is the sole trustee, co-trustee, beneficiary and/or settlor, including: (i) 636,358 shares directly owned through the Richard F. Farmer Revocable Trust dated December 29, 1995, of which Dr. Farmer is the sole settlor, trustee and beneficiary; and (ii) 2,180,660 shares indirectly beneficially owned as co-trustee of various trusts, for the benefit of himself and family members, and over which he has shared voting and dispositive power with (x) Ms. Waite as to 2,168,540 shares (also indicated in the table above as beneficially owned by Ms. Waite) and (y) Ms. Grossman as to 12,120 shares (also indicated in the table above as beneficially owned by Ms. Grossman).

(5)
Includes shares of Common Stock held in various family trusts of which Ms. Grossman is the sole trustee, co-trustee, beneficiary and/or settlor, including: (i) 9,550 shares as trustee of a trust for the benefit of her daughter; (ii) 858,378 shares as sole trustee of the Jeanne F. Grossman Trust, dated August 22, 1997; (iii) 321,308 shares as co-trustee of various trusts for the benefit of herself and family members, and over which she has shared voting and dispositive power with (x) Dr. Farmer as to 12,120 shares (also indicated in the table above as beneficially owned by Dr. Farmer) and (y) Ms. Waite as to 309,188 shares

(also indicated in the table above as beneficially owned by Ms. Waite); (iv) 15,037 shares held directly by Ms. Grossman; and (v) 1,936 shares of unvested restricted stock.

(6)
This information is based on the Company’s records and includes 1,717,608 shares of Common Stock that are held in the ESOP and allocated to a participant’s account (“allocated shares”), and 145,941 shares of Common Stock held in the ESOP but not allocated to any participant’s account (“unallocated shares”), as of October 23, 2017, after giving effect to the allocation of shares to participant accounts for calendar year 2016. The ESOP Trustee votes allocated shares as directed by such participant or beneficiary of the ESOP. Under the terms of the ESOP, the ESOP Trustee will vote all of the unallocated shares and all of the allocated shares for which no voting directions are timely received by the ESOP Trustee, in its independent fiduciary discretion with respect to each item subject to a vote. The present members of the Administrative Committee of the Farmer Bros. Co. Qualified Employee Retirement Plans (the “Management Administrative Committee”), which administers the ESOP, are David G. Robson, Thomas J. Mattei, Jr., Carolyn Suzanne Gargis, Rene E. Peth and Brent Hollingsworth. Each member of the Management Administrative Committee disclaims beneficial ownership of the securities held by the ESOP except for those, if any, that have been allocated to the member as a participant in the ESOP.

(7)
This information is based on a Schedule 13G filed with the SEC on June 12, 2017 by Wellington Management Group LLP and affiliated entities (the “Wellington Schedule 13G”). The Wellington Schedule 13G indicates that 1,703,676 shares of Common Stock are beneficially owned by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, Wellington Management Company LLP and one or more of the following investment advisers (the “Wellington Investment Advisers”): Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd. Wellington Management Group LLP is the parent holding company of certain holding companies and the Wellington Investment Advisers. These securities are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP.

(8)
This information is based on a Form 13G/A filed with the SEC on February 13, 2017 by Trigran Investments, Inc., Douglas Granat, Lawrence A. Oberman, Steven G. Simon and Bradley F. Simon (the “Trigran Schedule 13G”). The Trigran Schedule 13G indicates that the reporting persons share voting and dispositive power over the indicated number of shares of Common Stock. Pursuant to the Trigran Schedule 13G, Douglas Granat, Lawrence A. Oberman, Steven G. Simon and Bradley F. Simon are the controlling shareholders and/or sole directors of Trigran Investments, Inc. and may be considered the beneficial owners of the shares of Common Stock beneficially owned by Trigran Investments, Inc.

Security Ownership of Directors and Executive Officers
The following table sets forth certain information regarding the beneficial ownership of the Company's voting securities as of October 23, 2017, by each of our current directors and director nominees, each of our executive officers required to be listed pursuant to Item 402 of Regulation S-K, and all of our current directors and executive officers as a group, based on 16,843,270 shares of Common Stock and 14,700 shares of Series A Preferred Stock, convertible into 383,611 shares of Common Stock, outstanding as of October 23, 2017. Each share of Series A Preferred Stock entitles the holder(s) thereof to vote on an as-converted basis together with the holders of Common Stock as a single class. For purposes of this table we have treated the Series A Preferred Stock as converted into Common Stock.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Except as otherwise indicated in these footnotes, each of the directors, director nominees and executive officers listed has, to our knowledge, sole voting and investment power with respect to the shares of Common Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Non-Employee Directors and Nominees:
Hamideh Assadi(2)	12,581	*
Allison M. Boersma (Nominee)	—	—
Guenter W. Berger(3)	34,357	*
Randy E. Clark(4)	11,316	*
Jeanne Farmer Grossman(5)	1,206,209	7.0%
Charles F. Marcy(6)	10,577	*
Christopher P. Mottern(7)	14,577	*
David W. Ritterbush (Nominee)	—	—
Named Executive Officers:
Continuing Named Executive Officers:
Michael H. Keown(8)	264,014	1.5%
David G. Robson(9)	—	—
Ellen D. Iobst(10)	—	—
Thomas J. Mattei, Jr.(11)	20,968	*
Former Named Executive Officers:
Isaac N. Johnston, Jr.(12)	408	*
Rene E. Peth(13)	9,614	*
Scott W. Bixby(14)	12,746	*
Barry C. Fischetto(15)	1,283	*
All directors and executive officers as a group (11 individuals)	1,595,838	9.3%
__________

*	Less than 1%

(1)
Percent of class is calculated based on total outstanding voting securities of 17,226,881, including 16,843,270 shares of Common stock and 14,700 shares of Series A Preferred Stock, representing 383,611 shares of Common Stock on an as-converted basis, outstanding as of October 23, 2017, and may differ from the percent of class reported in statements of beneficial ownership filed with the SEC.

(2)
Includes 1,936 unvested shares of restricted stock, including 1,607 shares of unvested restricted stock which would be cancelled on Ms. Assadi's last date of service as a director unless vesting of some or all of this amount is accelerated by the Board.

(3)
Includes 1,936 unvested shares of restricted stock, including 1,607 shares of unvested restricted stock which would be cancelled on Mr. Berger's last date of service as a director unless vesting of some or all of this amount is accelerated by the Board.

(4)	Includes 1,936 unvested shares of restricted stock.

(5)
Includes shares of Common Stock held in various family trusts of which Ms. Grossman is the sole trustee, co-trustee, beneficiary and/or settlor, including: (i) 9,550 shares as trustee of a trust for the benefit of her daughter; (ii) 858,378 shares as sole trustee of the Jeanne F. Grossman Trust, dated August 22, 1997; (iii) 321,308 shares as co-trustee of various trusts for the benefit of herself and family members, and over which she has shared voting and dispositive power with (x) Dr. Farmer as to 12,120 shares (also indicated as beneficially owned by Dr. Farmer in the table above under the heading “Security Ownership of Certain Beneficial Owners”) and (y) Ms. Waite as to 309,188 shares (also indicated as beneficially owned by Ms. Waite in the table above under the heading “Security Ownership of Certain Beneficial Owners”); (iv) 15,037 shares held directly by Ms. Grossman; and (v) 1,936 shares of unvested restricted stock.

(6)	Includes 1,936 unvested shares of restricted stock.

(7)	Includes 1,936 unvested shares of restricted stock.

(8)
Includes 216,488 shares of Common Stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days and 2,454 shares of Common Stock beneficially owned by Mr. Keown through the ESOP, rounded to the nearest whole share.

(9)
Mr. Robson joined the Company as Treasurer and Chief Financial Officer effective February 20, 2017. Pursuant to the terms of his employment agreement with the Company, Mr. Robson will be entitled to the following equity awards to be granted upon the expiration of the currently-applicable blackout period under our insider trading policy: (i) a number of non-qualified stock options determined by dividing $60,000, by the per share fair value of a non-qualified stock option (based on a Black-Scholes valuation or other appropriate option pricing methodology approved by the Compensation Committee) on the award date; and (ii) a number of shares of restricted stock determined by dividing $30,000, by the Fair Market Value (as defined in the long-term incentive plan) on the award date.

(10)
Ms. Iobst joined the Company as Chief Operations Officer effective February 20, 2017, after having served as an independent consultant to the Company since April 2016. Pursuant to the terms of her employment agreement with the Company, Ms. Iobst will be entitled to the following equity awards to be granted upon the expiration of the currently-applicable blackout period under our insider trading policy: (i) a number of non-qualified stock options determined by dividing $48,000, by the per share fair value of a non-qualified stock option (based on a Black-Scholes valuation or other appropriate option pricing methodology approved by the Compensation Committee) on the award date; and (ii) a number of shares of restricted stock determined by dividing $24,000, by the Fair Market Value (as defined in the long-term incentive plan) on the award date.

(11)
Includes 18,403 shares of Common Stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days and 1,837 shares of Common Stock beneficially owned by Mr. Mattei through the ESOP, rounded to the nearest whole share.

(12)	Mr. Johnston resigned as Treasurer and Chief Financial Officer of the Company effective January 6, 2017.

(13)
Includes 8,370 shares of Common Stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days and 1,244 shares of Common Stock beneficially owned by Ms. Peth through the ESOP, rounded to the nearest whole share. Ms. Peth, the Company’s Vice President, Corporate Controller, is a non-executive level employee of the Company who served as interim principal financial and accounting officer from February 1, 2017 to February 20, 2017.

(14)
Includes 12,746 shares of Common Stock issuable upon exercise of options which are currently exercisable. Mr. Bixby retired as an officer of the Company effective July 31, 2017 and his employment with the Company terminated on September 22, 2017.

(15)	Mr. Fischetto resigned as the Company’s Senior Vice President of Operations effective February 13, 2017.

CORPORATE GOVERNANCE

Director Independence
At least annually and in connection with any individuals being nominated to serve on the Board, the Board reviews the independence of each director or nominee and affirmatively determines whether each director or nominee qualifies as independent. The Board believes that stockholder interests are best served by having a number of objective, independent representatives on the Board. For this purpose, a director or nominee will be considered to be “independent” only if the Board affirmatively determines that the director or nominee has no relationship with respect to the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In making its independence determinations, the Board reviewed transactions, relationships, behavior and arrangements between each director and nominee, or any member of his or her immediate family, and us or our subsidiaries based on information provided by the director or nominee, our records and publicly available information. The Board made the following independence determinations (the transactions, relationships and arrangements reviewed by the Board in making such determinations are set forth in the footnotes below):

Director	Status
Hamideh Assadi	Independent(1)
Allison M. Boersma (Nominee)	Independent
Guenter W. Berger	Independent(2)
Randy E. Clark	Independent(3)
Jeanne Farmer Grossman	Not Independent(4)
Michael H. Keown	Not Independent(5)
Charles F. Marcy	Independent
Christopher P. Mottern	Independent
David W. Ritterbush (Nominee)	Independent
__________

(1)
Ms. Assadi was an employee of Farmer Bros. from 1983 to 2006, including serving as Tax Manager from 1995 to 2006, Cost Accounting Manager from 1990 to 1995, Assistant to Corporate Secretary from 1985 to 1990, and in Production and Inventory Control from 1983 to 1985. Ms. Assadi is entitled to certain retiree benefits generally available to Company retirees and is entitled to a death benefit provided by the Company to certain of its retirees and employees.

(2)
Mr. Berger is the current Chairman Emeritus, former Chairman of the Board and former Chief Executive Officer of the Company. Mr. Berger is entitled to certain retiree benefits generally available to Company retirees and is entitled to a death benefit provided by the Company to certain of its retirees and employees.

(3)	Mr. Clark is the current Chairman of the Board.

(4)
Ms. Grossman is the sister of Carol Farmer Waite, a former director, and the sister of the late Roy E. Farmer and the daughter of the late Roy F. Farmer, both of whom were executive officers of the Company more than three years ago. Since January 2016, the Board has determined that, as a result of various considerations, Ms. Grossman is not independent under the NASDAQ listing standards.

(5)	Mr. Keown is the Company’s President and Chief Executive Officer.

Board Meetings and Attendance
The Board held 12 meetings during fiscal 2017, including 4 regular meetings and 8 special meetings. During fiscal 2017, each director attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he or she served as a director) and committees of the Board on which he or she served (during the periods that he or she served). The independent directors generally meet in executive session in connection with each regularly scheduled Board meeting. Under the Company’s Corporate Governance Guidelines, continuing directors are expected to attend the Company’s annual meeting of stockholders absent a valid reason. All directors who were then serving were present at the 2016 Annual Meeting of Stockholders held on December 8, 2016 (the “2016 Annual Meeting”).

Charters; Code of Conduct and Ethics; Corporate Governance Guidelines
The Board maintains charters for its committees, including the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. In addition, the Board has adopted a written Code of Conduct and Ethics for all employees, officers and directors. The Board maintains Corporate Governance Guidelines as a framework to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. Current standing committee charters, the Code of Conduct and Ethics and the Corporate Governance Guidelines are available on the Company’s website at www.farmerbros.com. Information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Board Committees
The Board of Directors has three standing committees: the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. In addition, in fiscal 2017, the Board formed an Executive Committee to assist the Board in discharging its oversight responsibilities between regular Board meetings. Summary information about each of these committees is set forth below.
Additionally, from time to time, the Board has established ad hoc or other committees, on an interim basis, to assist the Board with its consideration of specific matters, and it expects to continue to do so as it may determine to be prudent and advisable in the future. In fiscal 2017, the Board continued in place the ad hoc executive search committee established in April 2016 and created an additional ad hoc executive search committee in December 2016. In addition, in fiscal 2017, the Board continued the Strategy Committee established in May 2016 until February 2017, when the Strategy Committee was disbanded upon the formation of the Executive Committee. In connection with the 2016 proxy contest, in September 2016, the Board formed an Annual Meeting Committee which continued through the 2016 Annual Meeting.
Audit Committee
The Audit Committee is a standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s principal purposes are to oversee, on behalf of the Board, the accounting and financial reporting processes of the Company and the audit of the Company’s financial statements. As described in its charter, the Audit Committee’s responsibilities include assisting the Board in overseeing: (i) the integrity of the Company’s financial statements; (ii) the independent auditor’s qualifications and independence; (iii) the performance of the Company’s independent auditor and internal audit function; (iv) the Company’s compliance with legal and regulatory requirements relating to accounting and financial reporting matters; (v) the Company’s system of disclosure controls and procedures, internal control over financial reporting that management has established, and compliance with ethical standards adopted by the Company; and (vi) the Company’s framework and guidelines with respect to risk assessment and risk management, including the Company’s cyber security risk. The Audit Committee is directly and solely responsible for the appointment, dismissal, compensation, retention and oversight of the work of any independent auditor engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor reports directly to the Audit Committee.
During fiscal 2017, the Audit Committee held five meetings. Christopher P. Mottern currently serves as Chair, and Hamideh Assadi and Randy E. Clark currently serve as members of the Audit Committee. All directors who currently serve on the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that all such directors are independent under the NASDAQ listing standards and the rules of the SEC regarding audit committee membership. The Board has determined that at least one member of the Audit Committee is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K under the Exchange Act. That person is Christopher P. Mottern, the Audit Committee Chair. Ms. Assadi intends to serve as a member of the Audit Committee through the end of her term as a director at the Annual Meeting.

Compensation Committee
The Compensation Committee is a standing committee of the Board. As described in its charter, the Compensation Committee’s principal purposes are to discharge the Board’s responsibilities related to compensation of the Company’s executive officers and administer the Company’s incentive and equity compensation plans. The Compensation Committee’s objectives and philosophy with respect to the fiscal 2017 executive compensation program, and the actions taken by the Compensation Committee in fiscal 2017 with respect to the compensation of our Named Executive Officers, are described below under the heading “Compensation Discussion and Analysis.”
The Compensation Committee also is responsible for evaluating and making recommendations to the Board regarding director compensation. In addition, the Compensation Committee is responsible for conducting an annual risk evaluation of the Company’s compensation practices, policies and programs.
During fiscal 2017, the Compensation Committee held eight meetings. Hamideh Assadi currently serves as Chair, and Randy E. Clark and Charles F. Marcy currently serve as members of the Compensation Committee. Randy E. Clark served as Chair of the Compensation Committee through December 8, 2016.  The Board has determined that all current Compensation Committee members are independent under the NASDAQ listing standards. Ms. Assadi intends to serve as a member and Chair of the Compensation Committee through the end of her term as a director at the Annual Meeting.
Compensation Consultant
The Compensation Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. In fiscal 2017, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) for, (i) with respect to the Compensation Committee, advisory and consulting services relating to the Company’s executive officer and director compensation programs, consultation regarding short-term and long-term incentive plan design, and consultation regarding corporate governance practices and general Compensation Committee matters and processes, and (ii) with respect to the Nominating and Corporate Governance Committee, consultation regarding processes related to officer succession planning and performance assessment with respect to our President and Chief Executive Officer.
Meridian provided no other services to the Company or its affiliates during fiscal 2017 other than as described above. The Compensation Committee has determined that Meridian is “independent” according to the criteria required by the SEC in Rule 10C-1 of the Exchange Act.
Management’s Role in Establishing Compensation
The compensation of the executive officers is determined by the Compensation Committee, taking into account the input and recommendations of our President and Chief Executive Officer regarding compensation for those executive officers reporting to him, and taking into account the input of the Nominating and Corporate Governance Committee regarding performance of our President and Chief Executive Officer. The Compensation Committee has sole authority for all final compensation determinations regarding our President and Chief Executive Officer. Our President and Chief Executive Officer, Chief Financial Officer and General Counsel routinely attend the meetings of the Compensation Committee to provide input, as requested by the Compensation Committee and, in the case of the General Counsel, to act as secretary for the meeting; however, no executive officer has any role in approving his or her own compensation, and neither our President and Chief Executive Officer nor any other executive officer is present during the portion of the meeting at which the Compensation Committee considers his or her own compensation. The Compensation Committee regularly meets in executive session, without members of the management team present, when discussing and approving executive compensation.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is a standing committee of the Board. The Nominating and Corporate Governance Committee’s principal purposes are (i) monitoring the Company’s corporate governance structure; (ii) assisting the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with corporate governance; (iii) ensuring that the Board is appropriately constituted in order to meet its fiduciary obligations, including by identifying individuals qualified to become Board members and members of Board committees, recommending to the Board director nominees for the next annual meeting of stockholders or for appointment to vacancies on the Board, and recommending to the Board membership on Board committees (including committee chairs); (iv) leading the Board in its annual review of the Board’s performance; (v) conducting the annual performance review of the Chief Executive Officer and communicating the results to the Board; and (vi) overseeing succession planning for senior management.
During fiscal 2017, the Nominating and Corporate Governance Committee met 11 times. Charles F. Marcy currently serves as Chair, and Guenter W. Berger and Christopher P. Mottern currently serve as members of the Nominating and Corporate Governance Committee. The Board has determined that all current Nominating and Corporate Governance Committee members are independent under the NASDAQ listing standards. Mr. Berger intends to serve as a member of the Nominating and Corporate Governance Committee through the end of his term as a director at the Annual Meeting.
Executive Committee
In February 2017, the Board formed the Executive Committee in order to assist the Board in effectively handling responsibilities between regular Board meetings. As described in its charter, the Executive Committee is authorized to exercise all powers and authority of the Board in the management of the business and affairs of the Company, subject to certain enumerated exceptions as set forth in its charter consistent with Delaware law. During fiscal 2017, the Executive Committee met three times. The current members of the Executive Committee are Randy E. Clark, Charles F. Marcy, and Christopher P. Mottern. Ms. Assadi served on the Executive Committee from February to April 2017.
Other Committees
In fiscal 2017, the Board continued in place the ad hoc executive search committee established in April 2016 and created an additional ad hoc executive search committee in December 2016, each of which continued through February 20, 2017. The April 2016 ad hoc executive search committee was composed of Randy E. Clark, Michael H. Keown, and Christopher P. Mottern. The December 2016 ad hoc executive search committee was composed of Hamideh Assadi, Randy E. Clark, and Christopher P. Mottern. Each of these committees was established to assist the Board in identifying and evaluating potential candidates for certain executive level positions within the Company. In fiscal 2017, in accordance with the Company’s non-employee director compensation program, non-employee directors received per diem compensation for service on these ad hoc executive search committees, which amounts are included in the director compensation table below under the heading “Director Compensation—Director Compensation Table.”
In addition, in fiscal 2017, the Board continued the Strategy Committee formed in May 2016 to assist the Board with identifying, developing, and refining the Company’s corporate strategy. The Strategy Committee met three times in fiscal 2017 and was disbanded in February 2017 upon the formation of the Executive Committee. Randy E. Clark, Charles F. Marcy, and Christopher P. Mottern served as members of the Strategy Committee.
In connection with the 2016 proxy contest, in September 2016, the Board formed the Annual Meeting Committee which continued through the 2016 Annual Meeting. The purpose of the Annual Meeting Committee was to manage and oversee the Company’s and the Board’s review, consideration, evaluation, and response to communications, proposals, requests, and other related actions in connection with the 2016 Annual Meeting. The Annual Meeting Committee met 13 times in fiscal 2017. Randy E. Clark served as Chair, and Hamideh Assadi and Christopher P. Mottern served as members of the Annual Meeting Committee.

Director Qualifications and Board Diversity
The Nominating and Corporate Governance Committee is responsible for recommending to the Board criteria for membership on the Board (including criteria for consideration of candidates recommended by the Company’s stockholders); identifying qualified individuals for Board membership; recommending to the Board nominees to stand for election at the annual meeting of stockholders, including consideration of recommendations from stockholders; recommending to the Board director nominees to fill vacancies on the Board as they arise; and recommending to the Board membership on Board committees (including committee chairs). The Corporate Governance Guidelines maintained by the Board include guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. The Board seeks to be composed of individuals who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who are effective, in connection with the other members of the Board, in providing the diversity of skills, expertise and perspectives appropriate for the business and operations of the Company and serving the long-term interests of the Company’s stockholders. All nominees should contribute substantially to the Board’s oversight responsibilities and reflect the needs of the Company’s business. The Nominating and Corporate Governance Committee believes that diversity has a place when choosing among candidates who otherwise meet the selection criteria, but the Company has not established a formal policy concerning diversity in Board composition.
In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they deem to be relevant:

•	The candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	The candidate’s experience as a board member of another publicly held company;

•	The candidate’s professional and academic experience relevant to the Company’s industry;

•	The strength of the candidate’s leadership skills;

•	The candidate’s senior level experience in food manufacturing and distribution, with an emphasis on direct-store-delivery experience and expertise;

•	The candidate’s experience in finance and accounting and/or executive compensation practices; and

•	Whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable.
In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits and relationships.
The Board monitors the mix of specific experience, qualifications, and skills of its directors in order to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. Prior to nominating a sitting director for reelection, the Nominating and Corporate Governance Committee will consider, among other things, the director’s past attendance at, and participation in, meetings of the Board and its committees, the director’s formal and informal contributions to the Board and its committees, and the director’s adherence to the Corporate Governance Guidelines and other Board approved policies.
The Nominating and Corporate Governance Committee is responsible for evaluating and recommending to the Board any changes regarding the composition, size, structure, and practices of the Board and its committees. In connection with the annual nomination of directors, the Nominating and Corporate Governance Committee reviews with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, background, and diversity advisable for the Board as a whole. The Nominating and Corporate Governance Committee periodically undertakes a skills and experience evaluation to assist the committee in planning director education programs and to identify desired skill and experience for future director nominees. The background of each director and nominee is described above under “Proposal No. 1—Election of Directors.”
For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee may rely on professional and personal contacts of the Board and senior management. If necessary, the Nominating and Corporate Governance Committee may explore alternative sources for identifying nominees, including engaging, as appropriate, one or more third-party search firms to assist in identifying qualified candidates. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee. In 2017, the Nominating and Corporate Governance Committee retained national search firm Spencer Stuart to assist with identifying potential director nominees. The functions performed by Spencer Stuart included identifying qualified candidates, conducting interviews and background checks, and presenting qualified candidates to the Nominating and Corporate Governance Committee for consideration.
The Nominating and Corporate Governance Committee will consider recommendations for director nominees from Company stockholders. Biographical information and contact information for proposed nominees should be sent to Farmer Bros. Co., 1912 Farmer Brothers Drive, Northlake, Texas 76262, Attention: Secretary. The Nominating and Corporate Governance Committee will evaluate candidates proposed by stockholders in light of the criteria described above.

Board Leadership Structure
Under our By-Laws, the Board of Directors, in its discretion, may choose a Chairman of the Board of Directors. If there is a Chairman of the Board of Directors, such person may exercise such powers as provided in the By-Laws or assigned by the Board of Directors. Randy E. Clark was appointed Chairman of the Board of Directors in December 2015. As described above under “Proposal No. 1—Election of Directors,” Mr. Clark has served on our Board of Directors since 2012.
Notwithstanding the current separation of Chairman of the Board and Chief Executive Officer, our Chairman of the Board is generally responsible for soliciting and collecting agenda items from other members of the Board and the Chief Executive Officer, and the Chief Executive Officer is generally responsible for leading discussions during Board meetings. This structure allows for effective and efficient Board meetings and information flow on important matters affecting the Company. Other than Mr. Keown and Ms. Grossman, all members of the Board are independent and each of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board are composed solely of independent directors. Due principally to the limited size of the Board, the Board has not formally designated a lead independent director and believes that as a result thereof, non-employee director and executive sessions of the Board, which are attended solely by non-employee directors or independent directors, as applicable, result in an open and free flow of discussion of any and all matters that any director may believe relevant to the Company and/or its management.
Although the roles of Chairman and Chief Executive Officer are currently filled by different individuals, no single leadership model is right for all companies at all times, and the Company has no bylaw or policy in place that mandates this leadership structure. The Nominating and Corporate Governance Committee will evaluate and recommend to the Board any changes in the Board’s leadership structure.

Board’s Role in Risk Oversight
The Board of Directors recognizes that although management is responsible for identifying risk and risk controls related to business activities and developing programs and recommendations to determine the sufficiency of risk identification and the appropriate manner in which to control risk, the Board plays a critical role in the oversight of risk. The Board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on the significant risks that the Company faces and how the Company is seeking to control risk if and when appropriate. In some cases, a Board committee is responsible for oversight of specific risk topics. For example, the Audit Committee has oversight responsibility of risks associated with financial accounting and audits, internal control over financial reporting, cyber security, and the Company’s major financial risk exposures, including risks relating to commodity risk and hedging programs. The Compensation Committee has oversight responsibility of risks relating to the Company’s compensation policies and practices. At each regular meeting, or more frequently as needed, the Board of Directors considers reports from the Audit Committee and Compensation Committee which provide detail on risk management issues and management’s response. The Board of Directors as a whole, examines specific business risks in its periodic reviews of the individual business units and also of the Company as a whole, as part of its regular reviews, including as part of the strategic planning process and annual budget review and approval. Beyond formal meetings, the Board and its committees have regular access to senior executives, including the Company’s Chief Executive Officer and Chief Financial Officer. The Company believes that its leadership structure promotes effective Board oversight of risk management because the Board directly, and through its various committees, is regularly provided by management with the information necessary to appropriately monitor, evaluate and assess the Company’s overall risk management, and all directors are involved in the risk oversight function.
Compensation-Related Risk
As part of its risk oversight role, our Compensation Committee annually considers whether our compensation policies and practices for all employees, including our executive officers, create risks that are reasonably likely to have a material adverse effect on our Company. In fiscal 2017, the Compensation Committee noted several design features of our compensation programs that reduce the likelihood of excessive risk-taking, including, but not limited to, the following:

•
Variable incentive awards represent a significant portion of executive officer total direct compensation, serving as retention tools and incentivizing performance with a balanced mix of cash annual incentive awards and longer-term equity incentive compensation in the form of stock options that are wholly subject to time-based vesting and partially subject to performance-based vesting.

•
Our Compensation Committee periodically reviews comparative compensation data to maintain competitive compensation levels in light of our industry, annual revenue, significant founding family share ownership and/or other business characteristics.

•
Our executive officers and non-employee directors are subject to stock ownership guidelines which are structured to align their interests with those of our broader stockholder base and emphasize principles of risk management and focus on long-term growth.

•
Annual cash incentive awards are subject to threshold achievement of Company-wide performance goals, have limits on their payouts, can be earned on a graded basis (rather than “all or nothing”) and do not provide for minimum guaranteed payouts.

•
We maintain a claw-back policy, allowing the Compensation Committee to seek recoupment of certain incentive compensation in the event of a material financial restatement as a result of fraud or misconduct.

•	Our insider trading policy includes an anti-hedging policy.

Communication with the Board
The Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. Stockholders may communicate in writing with any particular director, any committee of the Board or the directors as a group, by sending such written communication to the Secretary of the Company at the Company’s principal executive offices, 1912 Farmer Brothers Drive, Northlake, Texas 76262. The envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder of the Company and clearly state whether the intended recipient is a particular director, a committee of the Board, or the directors as a group.
Copies of written communications received at such address will be collected, organized and reviewed regularly by the Secretary and provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business, or communications that relate to improper or irrelevant topics.
The Secretary or his or her designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company employees or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning possible director nominees submitted by any of the Company’s stockholders will be forwarded to the members of the Nominating and Corporate Governance Committee.

EXECUTIVE OFFICERS

The following table sets forth the executive officers of the Company as of the date hereof. At each annual meeting of the Board, the Board formally re-appoints the executive officers, and all executive officers serve at the pleasure of the Board. No executive officer has any family relationship with any director or nominee, or any other executive officer.

Name(1)	Age	Title	Executive Officer Since
Michael H. Keown	55	President and Chief Executive Officer	2012
David G. Robson	51	Treasurer and Chief Financial Officer	2017
Ellen D. Iobst	58	Chief Operations Officer	2017
Scott A. Siers	54	Senior Vice President and General Manager—Direct Ship	2017
Thomas J. Mattei, Jr.	47	General Counsel and Assistant Secretary	2015
Michael H. Keown joined the Company as President and Chief Executive Officer on March 23, 2012. Prior to joining the Company, Mr. Keown served in various executive capacities at Dean Foods Company, a food and beverage company, from 2003 to March 2012. He was at WhiteWave Foods Company, a subsidiary of Dean Foods, from 2004 to March 2012, including as President, Indulgent Brands from 2006 to March 2012. He was also responsible for WhiteWave’s alternative channel business comprised largely of foodservice. Mr. Keown served as President of the Dean Branded Products Group of Dean Foods from 2003 to 2004. Mr. Keown joined Dean Foods from The Coca-Cola Company, where he served as Vice President and General Manager of the Shelf Stable Division of The Minute Maid Company. Mr. Keown has over 25 years of experience in the Consumer Goods business, having held various positions with E.&J. Gallo Winery and The Procter & Gamble Company. He has served on the Board of Directors of Welch Foods Inc., a wholly owned subsidiary of the National Grape Cooperative Association, Inc., since June 2015, and currently serves on Welch’s Audit, Compensation, and Nominating and Governance Committees. In October 2016, Mr. Keown was also appointed Vice Chairman of the Board of Directors of World Coffee Research, a collaborative, not-for-profit 501(c)(5) research organization created by the global coffee industry. Mr. Keown received his undergraduate degree in Economics from Northwestern University.
 David G. Robson joined the Company as Treasurer and Chief Financial Officer effective February 20, 2017. Prior to joining the Company, Mr. Robson served as the Chief Financial Officer of PIRCH, a curator and retailer of kitchen, bath and outdoor home brands, from September 2014 to September 2016. While at PIRCH, Mr. Robson oversaw all aspects of accounting, financial planning and analysis, treasury, merchandise planning and legal, with responsibility for developing strategies, processes and operating priorities to upscale a high growth retailer while building strong finance and merchandising teams. From January 2012 to September 2014, Mr. Robson was the Chief Financial Officer of U.S. AutoParts, an online provider of auto parts and accessories, where he was responsible for managing accounting, financial planning and analysis, treasury and investment decisions, acquisition activities, public reporting, investor relations, and merchandise planning and procurement. Prior to that, Mr. Robson served as the Executive Vice President and Chief Financial Officer of Mervyns LLC, a former discount department store chain, from 2007 to 2011. From 2001 to 2007, Mr. Robson served as the Senior Vice President of Finance and Principal Accounting Officer for Guitar Center, Inc. Mr. Robson began his career in public accounting with the accounting firm Deloitte & Touche LLP. Mr. Robson graduated with a B.S. degree in Business Administration: Accounting and Finance from the University of Southern California and is a certified public accountant (inactive) in the State of California.
Ellen D. Iobst joined the Company as Chief Operations Officer effective February 20, 2017. Prior to becoming an employee of the Company, Ms. Iobst served as an independent consultant to the Company, reporting directly to the CEO, from April 2016 until her hire in February 2017. During this consulting period, Ms. Iobst focused on strategic initiatives relating to coffee manufacturing and sourcing, coffee equipment, supply chain improvement, acquisitions, and project implementation. Ms. Iobst’s supply chain expertise includes state-of-the art manufacturing, lean manufacturing, supply chain and logistics optimization, purchasing, engineering and technical services, with executive experience in acquisitions and divestitures, site start up and closures, sustainability, and risk management. Prior to becoming a consultant to the Company, Ms. Iobst was the SVP, Supply Chain and Chief Sustainability Officer at Sunny Delight Beverages Co., a producer, distributor, and marketer of juices, juice drinks, and flavored waters, from August 2004 to October 2015. As one of the founding managers of Sunny Delight, she created and led a team of 600 people including manufacturing (5 plants), contract manufacturing, supply chain/logistics, purchasing/risk management, engineering/capital management and technical services, and provided leadership for the company’s sustainability program. Ms. Iobst’s other experience includes over 20 years with Procter & Gamble, a multinational consumer goods company, serving in a variety of roles relating to supply chain operations, plant management and human resources. Ms. Iobst graduated with a B.S. in Chemical Engineering from Lehigh University.
Scott A. Siers was promoted to the Company’s executive management team as Senior Vice President and General Manager—Direct Ship effective February 20, 2017 after having served as the Company’s Senior Vice President, National Account Sales since February 2013. Mr. Siers’ responsibilities include general management and leadership of the Company’s national sales/direct ship organization, including strategy, planning, organizational design and process improvement. Mr. Siers manages sales across all channels of trade, while overseeing the Company’s Silver LEED Certified manufacturing facility in Portland, Oregon and leading the Company’s corporate sustainability programs. Prior to joining the Company, Mr. Siers was Vice President, Business Development at McLane Company, a supply chain services company, from 2009 to September 2012, with responsibility for change management, new business sales and marketing. Mr. Siers' other experience includes various roles with PepsiCo, including as Vice President, Industry Relations & Business Development, where he led strategy and execution of industry relations and business development for all PepsiCo brands within the foodservice industry, and Vice President, National Accounts & Chief Customer Officer, where he led the national sales organization, as well as experience with Tropicana Products, Inc., where he served as Vice President, General Manager—US Sales. Mr. Siers graduated with a B.S. in Marketing from Western Kentucky University.
Thomas J. Mattei, Jr. was promoted to General Counsel effective December 4, 2014 and appointed Assistant Secretary effective August 6, 2015. Mr. Mattei joined the Company in January 2013 as Vice President and Corporate Counsel. Prior to joining the Company, Mr. Mattei was in private practice with Weintraub Tobin Chediak Coleman Grodin Law Corporation and Weissmann Wolff Bergman Coleman Grodin & Evall LLP in Beverly Hills, CA, from July 2004 to December 2012, with primary responsibilities in corporate, finance and real estate transactional matters. From October 1999 to July 2004, Mr. Mattei was a Corporate Associate at Latham & Watkins LLP in Los Angeles, CA, with primary responsibilities in securities, mergers and acquisitions, and general corporate matters. Mr. Mattei received his undergraduate degree in Public Policy from Duke University and his Juris Doctor from the University of Virginia School of Law.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes our executive compensation philosophy, objectives, and programs, the decisions made under those programs and factors considered by our Compensation Committee in fiscal 2017 with respect to the compensation of our Named Executive Officers.
Fiscal 2017 Named Executive Officers
In fiscal 2017, our named executive officers consisted of four continuing executive officers, three former executive officers, and one individual who is a current non-executive level employee of the Company who served as interim principal financial and accounting officer in fiscal 2017 pending the search for a permanent Chief Financial Officer, as set forth in the table below (our “Named Executive Officers”):

Continuing Named Executive Officers Included Among Fiscal 2017 Named Executive Officers(1)	Former Named Executive Officers Included Among Fiscal 2017 Named Executive Officers

Michael H. Keown	Isaac N. Johnston, Jr. (4)
President and Chief Executive Officer	Former Treasurer and Chief Financial Officer
David G. Robson (2)	Rene E. Peth (5)
Treasurer and Chief Financial Officer	Current Vice President, Corporate Controller
Ellen D. Iobst (3)	Former Interim Principal Financial and Accounting Officer
Chief Operations Officer	Scott W. Bixby (6)
Thomas J. Mattei, Jr.	Former Senior Vice President and General Manager—Direct
General Counsel and Assistant Secretary	Store Delivery
Barry C. Fischetto (7)
Former Senior Vice President of Operations
__________

(1)
Excludes Scott A. Siers who was promoted to the Company’s executive management team as Senior Vice President and General Manager—Direct Ship effective February 20, 2017 after having served as the Company’s Senior Vice President, National Account Sales since February 2013.

(2)	Mr. Robson joined the Company as Treasurer and Chief Financial Officer effective February 20, 2017.

(3)	Ms. Iobst joined the Company as Chief Operations Officer effective February 20, 2017, after having served as an independent consultant to the Company since April 2016.

(4)	Mr. Johnston resigned as Treasurer and Chief Financial Officer of the Company effective January 6, 2017.

(5)
Ms. Peth, the Company’s Vice President, Corporate Controller, is a non-executive level employee of the Company who served as interim principal financial and accounting officer from February 1, 2017 to February 20, 2017.

(6)	Mr. Bixby retired as an officer of the Company effective July 31, 2017 and his employment with the Company terminated on September 22, 2017.

(7)	Mr. Fischetto resigned as the Company’s Senior Vice President of Operations effective February 13, 2017.
Executive Summary
Our executive compensation programs are designed to attract, retain, and motivate talented executives, to reward positive results for the Company and our stockholders, and to motivate executives to achieve our short-term and long-term goals by emphasizing “at risk” performance-based compensation in balance with fixed compensation. We believe that this structure appropriately focuses our executive officers on the creation of long-term value without creating undue risk-taking behavior.
In fiscal 2017, our Compensation Committee evaluated Company performance for compensatory purposes in two primary ways: (i) modified net income and (2) modified operating cash flow. In fiscal 2017, we failed to achieve our modified net income and modified operating cash flow goals, with our modified net income falling short of threshold by $2.6 million and our modified operating cash flow falling short of threshold by $4.1 million. As a result of our failure to achieve a threshold level of modified net income in fiscal 2017, none of our Named Executive Officers received a payout under our annual cash incentive plan for fiscal 2017 performance. Ms. Peth received a payout in fiscal 2017 under a short-term incentive plan for non-executive employees.
In addition, the Company continued to refine its executive compensation program by making changes to the fiscal 2018 short- and long-term incentive programs. In the short-term incentive plan, for fiscal 2018 we have established a performance funding structure that will establish a maximum limit of the opportunity available under the program, and actual awards will be based on the

Company’s achievement of targets for adjusted EBITDA and free cash flow along with the relative achievement of individual executive officer objectives as well as a separate set of goals aimed at the successful and rapid integration of the acquired business of Boyd Coffee Company. For fiscal 2018 long-term incentives, the Company adopted a new performance share vehicle to directly align long-term incentive awards with the Company’s strategy of incentivizing profitable growth. Fiscal 2018 long-term incentive awards will be awarded as 50% performance shares based on coffee sales in pounds and adjusted EBITDA over a full three-year period, and 50% in stock options.
Our history of delivering sustained returns to stockholders continued in fiscal 2017. The chart below shows that our three-year cumulative Total Shareholder Return (“TSR”) has continued to outperform our peer group (made up of our peer group companies, described below) as well as the Russell 2000.

3-Year Cumulative TSR as of June 30, 2017

Farmer Bros.’ 3-year cumulative TSR, as of the Company’s fiscal year-end of June 30, 2017, strongly exceeded the median of the Company’s peer group and the Russell 2000. Peer group TSR data in the chart above excludes Boulder Brands, Inc. and Diamond Foods, Inc., which were each acquired. The Russell 2000 index median TSR is based on the 2017 constituent companies.

Compensation Policies and Practices—Good Governance
Consistent with our commitment to strong corporate governance, in fiscal 2017 our Board followed the compensation policies and practices described below to drive performance and serve our stockholders’ long-term interests:

What We Do

Our Compensation Committee is composed solely of independent directors, and regularly meets in executive session without members of management present.

Our Compensation Committee retains an independent compensation consultant to provide it with advice on matters related to executive compensation.

Our Compensation Committee periodically reviews and assesses the potential risks of our compensation policies and practices.

The structure of our executive compensation program includes a mix of cash and equity-based compensation, with an emphasis on performance-based compensation.

The competitiveness of our executive compensation program is assessed by comparison to the compensation programs of peer group companies that are similar to us in terms of industry, annual revenue, significant founding family share ownership and/or other business characteristics.

Our claw-back policy requires the Board to recoup certain incentive compensation in the event of a material restatement of the Company’s financial results due to fraud or misconduct.

We maintain meaningful stock ownership guidelines for directors and executive officers that promote a long-term stockholder perspective.

What We Do Not Do

We do not provide for excise tax gross-ups in connection with severance or other payments or benefits arising in connection with a change in control.

We do not provide for “single trigger” change in control payments or benefits.

We do not provide guaranteed base salary increases or guaranteed bonuses.

We do not provide supplemental pension (“SERP”) benefits to our Named Executive Officers.

We do not provide excessive perquisites.

We do not permit (absent stockholder approval in the case of repricing/exchanging), and have not engaged in, the practice of backdating or re-pricing/exchanging stock options.

We do not allow directors or executive officers to hedge or short sell Company stock.

We do not allow directors or executive officers to pledge shares as collateral for a loan or in a margin account.
Fiscal 2017 Stockholder Advisory Vote on Executive Compensation and Key Compensation Program Enhancements
In December 2016, we held a stockholder advisory vote to approve the compensation of our named executive officers (the “say-on-pay proposal”). Our stockholders approved the compensation of our named executive officers, with approximately 67% of the shares present or represented by proxy at the 2016 Annual Meeting and entitled to vote thereat, casting votes in favor of the say-on-pay proposal, an increase from an approval rate of approximately 60% in fiscal 2015. The voting results with respect to the fiscal 2016 say-on-pay proposal reflected the responses of a group of stockholders, led by Carol Farmer Waite, who ran a proxy contest at the 2016 Annual Meeting, that had a stated agenda to oppose the proposals recommended by the Board, including the say-on-pay proposal, without regard to substance.
The Compensation Committee reviews the results of the annual vote on the say-on-pay proposal, and determines whether to make any adjustments to the Company’s executive compensation policies and practices. In light of the increase in stockholder support in fiscal 2016 compared to the prior year’s advisory vote results, the Compensation Committee determined that the enhancements to the Company’s executive compensation programs and practices in fiscal 2016 were successful in further aligning the Company with stockholders in its executive compensation practices. In fiscal 2017, the Compensation Committee continued those enhancements and made the following additional enhancements to our compensation programs and practices:

•	limited base salary increases to a modest 2% for those Named Executive Officers receiving increases;

•
adopted the Farmer Bros. Co. 2017 Long-Term Incentive Plan (the “2017 Plan”), which was approved by our stockholders at a special meeting on June 20, 2017, which succeeded the Company’s prior long-term incentive plans, the Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan (the “2007 LTIP”) and the Farmer Bros. Co. 2007 Omnibus Plan (collectively, the “Prior Plans”), to further align with market-competitive practices while allowing for efficient use of shares in the plan;

•
continued to include performance-based vesting conditions in annual equity awards, subject to rigorous performance metrics for the fiscal 2017 grant and a forfeiture provision whereby 20% of each such grant would be subject to forfeiture if an applicable modified net income target was not attained;

•
set rigorous performance goals under the Farmer Bros. Co. 2005 Incentive Compensation Plan, as amended (the “STIP”), requiring a higher level of threshold achievement of Company-wide performance measures in order to receive a bonus payout under the plan to further align with our compensation philosophy and business objectives; and

•
continued review of potential modifications to our short- and long-term incentive plans and programs to further align our incentive programs with market-competitive practices and the Company’s strategic goals.

The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the named executive officers. In addition, when determining how often to hold future say-on-pay votes to approve the compensation of our named executive officers, the Board took into account the strong preference for an annual vote expressed by our stockholders at our 2011 Annual Meeting. Accordingly, the Board determined that we will continue to hold say-on-pay votes to approve the compensation of our named executive officers every year, subject to consideration of the outcome of the vote on Proposal No. 4 to approve the frequency of future stockholder advisory votes to approve the compensation paid to our named executive officers. While that vote is non-binding, the Board and the Compensation Committee value the opinions that stockholders express in their votes and in any additional dialogue, and will consider the outcome of the vote and those opinions when determining the frequency with which advisory votes on executive compensation should be held. The Board may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.
Executive Compensation Philosophy and Objectives
Our Compensation Committee recognizes that effective compensation strategies are critical to retaining and incentivizing key employees who contribute to the Company’s long-term success and, as such, create long-term value for our stockholders. To that end, our executive compensation program is designed to achieve the following primary objectives:

•	attract, retain, and motivate talented executives;

•
motivate executive officers to achieve our short-term and long-term goals by providing “at risk” compensation, the value of which is ultimately based on our future performance, without creating undue risk-taking behavior nor unduly emphasizing short-term performance over long-term value creation;

•	reward positive results for the Company and our stockholders; and

•	maintain total compensation and relative amounts of salary, annual, and long-term incentive compensation competitive with those amounts paid by peer companies selected by the Compensation Committee.

Oversight of the Executive Compensation Program
Compensation Committee
Under its charter, the Compensation Committee has the duty, among other things, to assess the overall executive compensation structure of the Company, including the compensation for our President and Chief Executive Officer and each of our other executive officers. In exercising this authority, the Compensation Committee determines the forms and amount of executive compensation appropriate to achieve the Compensation Committee’s strategic objectives, including base salary, bonus, incentive or performance-based compensation, equity awards and other benefits.

Compensation Consultant
The Compensation Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. In fiscal 2017, the Compensation Committee engaged Meridian for, (i) with respect to the Compensation Committee, advisory and consulting services relating to the Company’s executive officer and director compensation programs, consultation regarding short-term and long-term incentive plan design, and consultation regarding corporate governance practices and general Compensation Committee matters and processes, and (ii) with respect to the Nominating and Corporate Governance Committee, consultation regarding processes related to officer succession planning and performance assessment with respect to our President and Chief Executive Officer.
Meridian provided no other services to the Company or its affiliates during fiscal 2017 other than as described above. The Compensation Committee has determined that Meridian is “independent” according to the criteria required by the SEC in Rule 10C-1 of the Exchange Act.
Management’s Role in Establishing Compensation
The compensation of the executive officers is determined by the Compensation Committee, taking into account the input and recommendations of our President and Chief Executive Officer regarding compensation for those executive officers reporting to him, and taking into account the input of the Nominating and Corporate Governance Committee regarding performance of our President and Chief Executive Officer. The Compensation Committee has sole authority for all final compensation determinations regarding our President and Chief Executive Officer. Our President and Chief Executive Officer, Chief Financial Officer and General Counsel routinely attend the meetings of the Compensation Committee to provide input, as requested by the Compensation Committee and, in the case of the General Counsel, to act as secretary for the meeting; however, no executive officer has any role in approving his or her own compensation, and neither our President and Chief Executive Officer nor any other executive officer is present during the portion of the meeting at which the Compensation Committee considers his or her own compensation. The Compensation Committee regularly meets in executive session, without members of the management team present, when discussing and approving executive compensation.
Benchmarking and Peer Group Companies
The Compensation Committee compares the pay levels and programs for the Company’s executive officers to compensation information from a relevant peer group as well as information from published survey sources. The Compensation Committee uses this comparative data as a reference point in its review and determination of executive compensation, but also considers competitive compensation practices and other relevant factors based on the members’ collective experience in setting pay. Accordingly, the Compensation Committee does not generally establish compensation at specific benchmark percentiles.
When setting compensation, the Compensation Committee considers other factors in addition to market data, including:

•	individual performance;

•	impact on long-term stockholder value creation;

•	impact on development and execution of Company strategy;

•	experience and tenure in role; and

•	scope of responsibility.

In fiscal 2017, the Compensation Committee continued to use the following peer group, developed and approved in fiscal 2016, with the assistance of Meridian, for purposes of comparing the compensation levels of our Named Executive Officers relative to our peers:

• B&G Foods, Inc.	• J & J Snack Foods Corp.
• Boston Beer Company, Inc.	• Lancaster Colony Corporation
• Boulder Brands, Inc.	• MGP Ingredients Inc.
• Calavo Growers, Inc.	• National Beverage Corp.
• Cal-Maine Foods, Inc.	• Omega Protein Corp.
• Chef’s Warehouse Inc.	• John B. Sanfilippo & Son, Inc.
• Craft Brew Alliance Inc.	• Seneca Foods Corp.
• Diamond Foods, Inc.	• Sunopta Inc.
• Inventure Foods Inc.	• Tootsie Roll Industries, LLC
The Compensation Committee found this peer group to be appropriate because it represented a meaningful sample of comparable companies in terms of, as applicable, industry, annual revenue, significant founding family share ownership and other business characteristics. For purposes of fiscal 2018 executive compensation, the Compensation Committee has modified this peer group to remove Boulder Brands, Inc. and Diamond Foods, Inc., which were each acquired, and to add Amplify Snack Brands, Inc. and Snyder’s-Lance, Inc.
Fiscal 2017 Named Executive Officer Compensation Mix
In fiscal 2017, the Compensation Committee’s compensation decisions with respect to our Named Executive Officers once again reflected strong alignment between pay and performance. We believe that our fiscal 2017 compensation programs were therefore also strongly aligned with the long-term interests of our stockholders.
The following charts illustrate, with respect to our Chief Executive Officer and with respect to our other Named Executive Officers at the beginning of fiscal 2017 (Messrs. Johnston, Bixby, Fischetto, and Mattei) as a group, the base salary, target annual cash incentive compensation, and target long-term equity incentive compensation as a percentage of target total direct compensation for fiscal 2017. As shown below, a significant portion of Named Executive Officer targeted direct compensation is “at risk” variable compensation rather than fixed compensation, reflecting our philosophy of aligning Named Executive Officer compensation with performance generally and stockholder value creation specifically.

Key Elements of Fiscal 2017 Executive Compensation Program
Below are the key elements of the Company’s executive compensation program. While we believe that the components of our compensation program function together to support our recruitment, retention, performance and stockholder alignment goals, the principal purposes of each component of the program are as follows:

What We Pay	Why and How We Pay It
Base Salary
• Base salary comprises fixed cash compensation that is designed to provide a reasonable level of fixed income and corresponding day-to-day financial stability, based on role, individual performance, scope of responsibility, leadership skills and experience.
• Base salaries are reviewed annually and adjusted when appropriate (increases are neither fixed nor guaranteed).
• Competitive base salaries are a key component of attracting and retaining executive talent.

Annual Cash Incentives
• Annual cash incentives constitute variable “at risk” compensation, payable in cash based on Company-wide and individual performance. These awards are designed to reward achievement of annual financial objectives as well as near-term strategic objectives that create momentum that is expected to foster the long-term success of the Company’s business.
• Company-wide metrics and targets are derived from, and intended to promote, our near-term business strategy.
• Individual targets are consistent with our focus on both quantitative and qualitative priorities and thereby reward both attainment of objective metrics and individual contributions.

Long-Term Incentives— Time- and Performance-Vesting Stock Options
• Stock options subject to both performance- and time-based vesting conditions are designed to create direct alignment with stockholder objectives, provide a focus on long-term value creation, retain critical talent over extended timeframes and enable key employees to share in value creation.
• Performance-based stock option metrics and targets align with long-term business strategy as well as stock price appreciation.

Severance Benefits
• Severance benefits provide income and health insurance protection to our Named Executive Officers in connection with certain involuntary terminations of employment. These severance benefits are designed to enable the Named Executive Officers to focus on the best interests of the Company and its stockholders, including in circumstances that may jeopardize the individual’s job security.
• Enhanced severance benefits are available if the termination of employment occurs in connection with a change in control to ensure continued focus on the best alternatives for the Company and its stockholders, free from distractions caused by personal uncertainties associated with the heightened risk to job security that arises for senior executives in the transactional context.
• Severance benefits are also key to attracting and retaining key talent.

Retirement and Welfare Benefits
• A standard complement of retirement, health, welfare and insurance benefits, offered to our Named Executive Officers on terms generally similar to those available to other employees, provides important protections and stability for our Named Executive Officers and their families that help enable our Named Executive Officers to remain focused on their work responsibilities.
• These are generally low-cost benefits with a higher perceived value that are intended to help keep our overall compensation package competitive.

Perquisites
• We provide limited perquisites such as an automobile allowance or use of a Company car and fuel card, as well as relocation assistance, each intended to facilitate the operation of the Company’s business and to assist the Company in recruiting and retaining key executives.
• These are also low-cost benefits with a higher perceived value that are intended to help keep our overall compensation package competitive.

Compensation for Rene E. Peth, Vice President, Corporate Controller (Former Interim Principal Financial and Accounting Officer)
Ms. Peth, the Company’s Vice President, Corporate Controller, is a non-executive level employee of the Company who served as interim principal financial and accounting officer from February 1, 2017 to February 20, 2017, pending the search for a permanent

Chief Financial Officer. Ms. Peth is an active employee of the Company. She received no additional or special compensation for her service as interim principal financial and accounting officer, nor did her title change to reflect her role as interim principal financial and accounting officer.
The proxy rules require that we disclose the compensation of all individuals serving as our principal financial officer or acting in a similar capacity during the last completed fiscal year in the tables below and discuss their compensation in this Compensation Discussion and Analysis. This requirement applies to Ms. Peth despite the fact that she served as interim principal financial and accounting officer for a relatively short period and is not an executive-level employee. This section describes Ms. Peth’s fiscal 2017 compensation. Descriptions of the compensation programs and compensation outcomes for our other Named Executive Officers may be found in the remaining narrative of this Compensation Discussion and Analysis section.
The Compensation Committee has purview over compensation matters covering our executive level employees. As a non-executive level employee, Ms. Peth’s fiscal 2017 compensation was determined by management rather than the Compensation Committee, including the determination of any merit increase in base salary, the establishment of annual incentive performance goals, the evaluation of achieved performance against those goals, the determination of the level of incentive payouts, and the grant and mix of equity awards.
The Company made the following determinations regarding Ms. Peth’s fiscal 2017 compensation:

•	Ms. Peth’ annual base salary was increased from $200,000 to $214,000 in recognition of her prior year performance.

•
Ms. Peth’s target bonus opportunity under a short-term incentive plan for non-executive employees was set at 40% of her annual base salary. The Company set the performance goals under this plan based on achievement of individual goals and Company-wide performance goals based on modified net income and modified operating cash flow, similar to the STIP for executive officers, however modified net income for purposes of the non-executive employee plan also excluded the effect of restructuring and other transition expenses related to the reorganization of our DSD operations. Based on achievement against these performance goals, Ms. Peth earned an annual incentive award equal to approximately 62% of her target opportunity of $85,600, or $53,463.

•
On November 10, 2016, the Company granted Ms. Peth 3,756 performance-based stock options with performance goals and vesting criteria consistent with the terms of the other annual-cycle employee stock option awards in fiscal 2017 and as described in the Long-Term Incentives section below. This stock option award amount was determined by management and was approved by the Compensation Committee, as administrator of the Company’s long-term incentive plan. In fiscal 2017, the Company failed to achieve the modified net income target associated with the stock options granted in fiscal 2017 which will result in the forfeiture of 20% of the shares awarded to Ms. Peth.

Base Salary
Consistent with the established executive compensation philosophy and objectives described above, and informed by the peer comparisons provided by Meridian, the Compensation Committee set fiscal 2017 annual base salaries for the Named Executive Officers as shown in the following table.

Name(1)	Fiscal 2017 Annual Base Salary(2)	Fiscal 2016 Annual Base Salary	Annual Base Salary Percentage Change
Continuing Named Executive Officers:
Michael H. Keown	$517,140	$507,000	2%
David G. Robson	$350,000	$—	—%
Ellen D. Iobst	$335,000	$—	—%
Thomas J. Mattei, Jr.	$306,000	$300,000	2%
Former Named Executive Officers:
Isaac N. Johnston, Jr.	$357,000	$350,000	2%
Scott W. Bixby	$306,000	$300,000	2%
Barry C. Fischetto	$300,000	$300,000	0%
_________

(1)	Excludes Ms. Peth, a non-executive level employee, who served as interim principal financial and accounting officer from February 1, 2017 to February 20, 2017.

(2)
Annual base salary as of the end of the applicable fiscal year or last day of employment, as applicable. Actual annual base salary prorated to effective start date or separation date. Increases in fiscal 2017 base salaries for Messrs. Keown, Mattei, Johnston and Bixby reflected adjustments approved by the Compensation Committee and were effective September 5, 2016.

Annual Cash Incentives
Fiscal 2017 awards under the STIP were designed to provide the Named Executive Officers with annual cash compensation based on achievement of short-term Company-wide and individual performance targets during fiscal 2017. The STIP places a significant portion of each Named Executive Officer’s annual cash compensation “at risk” and is designed to align the near-term focus of our Named Executive Officers with our business goals for the relevant period. The Compensation Committee believes that the fiscal 2017 performance metrics under the STIP represented challenging, yet achievable, goals that effectively incentivized the Named Executive Officers.

The performance metrics by which performance was measured under the STIP for fiscal 2017, namely modified net income and modified operating cash flow, were generally similar to those for fiscal 2016. However, the fiscal 2017 dollar values for the target modified net income and target modified operating cash flow goals under the STIP, which are described in greater detail below, were higher (and therefore more difficult to achieve) as compared to fiscal 2016. In fiscal 2017, Company-wide performance goals accounted for 90% of the annual incentive opportunity at target, and individual performance goals accounted for 10% of the annual incentive opportunity at target.
Fiscal 2017 Company-Wide Performance Goals
For fiscal 2017 the Compensation Committee used modified net income and modified operating cash flow as the relevant performance metrics and set goals relating to such metrics (described below) which, if achieved, the Compensation Committee believed would reflect a meaningful improvement in Company profitability and value accretion to our stockholders.
For this purpose,

•
“modified net income” was defined as net income (GAAP) before taxes and excluding any gains or losses from sales of assets (in addition, in fiscal 2017, the Compensation Committee determined that “modified net income” would be increased by the amount of a LIFO entry that related to fiscal 2016 and was recorded for accounting purposes in fiscal 2017);

•
“modified operating cash flow” was defined as net income (GAAP) after taking into account adjustments for the following items: (i) depreciation and amortization, (ii) provision for doubtful accounts, and (iii) changes in: (a) accounts and notes receivable, (b) inventories, (c) income tax receivables, (d) prepaid expenses, (e) other assets, (f) accounts payable, and (g) accrued payroll expenses and other current liabilities; and

•
in each case, we excluded the effect of restructuring and other transition expenses related to the relocation of the Company’s corporate headquarters to Northlake, Texas and non-recurring 2016 proxy contest-related expenses in excess of the level of expenses normally incurred for an annual meeting of stockholders.

In fiscal 2017, our Named Executive Officers were eligible to earn bonuses under the STIP ranging from 50% of the applicable Named Executive Officer’s target annual bonus for threshold performance (defined as performance at 80% of target performance) and increasing to 200% of the applicable Named Executive Officer’s target annual bonus for maximum performance achievement (defined as performance at 140% of target performance), with payouts for performance between threshold and target, and between target and maximum determined by linear interpolation. Performance below threshold for the modified net income goal would result in no payout. The following table shows achievement compared to Company-wide performance goals for fiscal 2017 under the STIP.

Metric	Weighting	Threshold Goal (80% of Target Performance)	Target Goal	Maximum Goal (140% of Target Performance)	Actual Achievement	Actual Achievement Compared to Target Performance	Earned Payout for Fiscal 2017 STIP Goals
Modified Net Income	80%	$19,120,000	$23,900,000	$33,460,000	$16,503,000	69.1%	$0
Modified Operating Cash Flow	20%	$36,537,600	$45,672,000	$63,940,800	$32,420,000	71.0%	$0
Weighted Company-wide Performance Goals						69.7%

Fiscal 2017 Individual Performance Goals
Under the STIP, the weighted achievement percentages for the Company-wide performance goals govern the overall level of achievement of the individual performance goals. Specifically, performance against individual performance goals is determined by multiplying the payout as a percentage of target annual bonus for Company-wide performance by the aggregate weighted achievement percentage for the applicable Named Executive Officer’s individual goals. The significant accomplishments considered by our Compensation Committee in determining the individual performance component of our Named Executive Officers’ fiscal 2017 annual cash incentive awards under the STIP are summarized below:

Name(1)	Individual Performance Accomplishments for Fiscal 2017
Michael H. Keown
• Completed corporate relocation plan.
• Delivered long-term strategic plan.
• Directed organization development, senior leadership team succession planning and talent mapping.
• Directed execution of initiatives to build organization engagement and productivity.

David G. Robson	• Provided finance and strategic leadership to senior management team. • Enhanced finance and IT staffing, resources, and financial reporting process. • Led and enhanced investor relations program.
Ellen D. Iobst
• Executed and completed corporate relocation plan and start-up of operations at Northlake, Texas facility.
• Implemented supply chain improvements in delivery, transportation, procurement and fill rate.
• Led initiatives to improve safety, quality and productivity.
• Developed long-term Operations strategic plan.

Thomas J. Mattei, Jr.
• Closed sale of our Torrance facility.
• Implemented commercial improvements in RFP process, standardized forms and legal department outreach.
• Developed and implemented dispute tracking system.
• Led improvements in risk and safety to reduce insurance premium expense and potential risk exposure.

Scott W. Bixby
• Substantially achieved DSD annual operating plan goals for revenue, volume and gross profit.
• Deployed enhanced DSD operational processes and controls.
• Implemented DSD restructuring plan to a channel-based selling organization.
• Executed enhanced field sales training and mobile sales deployment.

__________

(1)
Table excludes: (a) Mr. Johnston, who resigned as Treasurer and Chief Financial Officer of the Company effective January 6, 2017 and was not eligible to receive a fiscal 2017 bonus under the STIP; (b) Ms. Peth, a non-executive level employee, who did not participate in the STIP in fiscal 2017 and who participated in a short-term incentive plan for non-executive employees; and (c) Mr. Fischetto, who resigned as the Company’s Senior Vice President of Operations effective February 13, 2017. Although Mr. Fischetto was entitled to a prorated bonus award under the STIP for fiscal 2017 in accordance with the terms of his confidential general release and separation agreement with the Company, no such payment was received due to the Company’s failure to achieve a threshold level of modified net income under the STIP for fiscal 2017 performance.

As a result of the Company’s failure to achieve a threshold level of modified net income in fiscal 2017, none of our Named Executive Officers received a payout under the STIP for fiscal 2017 performance. Ms. Peth received a payout in fiscal 2017 under a short-term incentive plan for non-executive employees.

Name(1)	Fiscal 2017 Target Award	Fiscal 2017 Target Award as Percentage of Fiscal 2017 Base Salary	Payout as Percentage of Target Company-wide Performance (90% Weight)	Payout as Percentage of Target Individual Performance (10% Weight)(2)	Fiscal 2017 Payout
Michael H. Keown	$517,140	100.0%	0%	93%	$0
David G. Robson(3)	$245,000	70.0%	0%	100%	$0
Ellen D. Iobst(3)	$201,000	60.0%	0%	85%	$0
Thomas J. Mattei, Jr.	$168,300	55.0%	0%	100%	$0
Scott W. Bixby	$168,300	55.0%	0%	88%	$0
__________

(1)
Table excludes: (a) Mr. Johnston, who resigned as Treasurer and Chief Financial Officer of the Company effective January 6, 2017 and was not eligible to receive a fiscal 2017 bonus under the STIP; (b) Ms. Peth, a non-executive level employee, who did not participate in the STIP in fiscal 2017 and who participated in a short-term incentive plan for non-executive employees; and (c) Mr. Fischetto, who resigned as the Company’s Senior Vice President of Operations effective February 13, 2017. Although Mr. Fischetto was entitled to a prorated bonus award under the STIP for fiscal 2017 in accordance with the terms of his confidential general release and separation agreement with the Company, no such payment was received due to the Company’s failure to achieve a threshold level of modified net income under the STIP for fiscal 2017 performance.

(2)	Percentages shown in this column are rounded to the nearest whole percent.

(3)
Mr. Robson and Ms. Iobst commenced employment with the Company effective February 20, 2017 with the amount of any payout under the STIP for fiscal 2017 to be prorated based on the employment start date.

Key Fiscal 2018 Compensation Decisions
For purposes of fiscal 2018 short-term incentive award funding, the Compensation Committee has approved a performance funding structure under the 2017 Plan designed to allow the qualification of short-term incentive compensation awards under Section 162(m) of the Internal Revenue Code (the “Code”), to preserve the deductibility of compensation under our incentive compensation programs.
For fiscal 2018 we have established a maximum annual cash incentive opportunity for the program, generally, and for each of our executive officers that participate in this plan. Actual annual short-term incentive compensation awards will be based on the Company’s achievement of targets for adjusted EBITDA and free cash flow (collectively weighted at 90%) along with the relative achievement by each executive officer of individual goals and objectives approved by the Compensation Committee (weighted at 10%). In addition, the Compensation Committee approved a separate set of goals for fiscal 2018 to help ensure successful and rapid integration of the acquired business of Boyd Coffee Company, including specific goals related to customer retention, integration of certain designated operating functions, and assuming the production of designated products at our facilities. More details about our fiscal 2018 annual incentive programs will be provided in our fiscal 2018 proxy filing.
Long-Term Incentives
To date, the Compensation Committee has granted stock option awards and restricted stock awards under the Prior Plans.

•
Stock options are designed to incentivize our Named Executive Officers by providing them with an opportunity to share, along with stockholders, in the long-term performance of the Company’s Common Stock. Stock options only confer realizable value to the extent that our stock price increases subsequent to the grant of the stock option, thus incentivizing our Named Executive Officers to work toward increased share price goals and aligning their interests with those of our stockholders. Annual normal-cycle long-term incentive awards to executive officers have consisted exclusively of performance-based stock options since December 2013.

•
Restricted stock awards confer both the existing share value and future stock price appreciation on our Named Executive Officers and therefore also align their interests with those of the Company’s stockholders, while further enabling us to grant incentives providing existing value and future appreciation opportunity if the awards vest.

Awards of time-based restricted stock to executive officers have been limited to sign-on equity awards since December 2013.
Our practice, beginning in fiscal 2017, is to grant annual equity incentive grants in the first quarter of the fiscal year in order to align, more closely, the timing of annual equity incentive grants with the full performance period and thus bring grant practice more in line with market practice, with interim grants for new hires and promotions after the annual grant date, in each case, granted outside the applicable blackout period under our insider trading policy.
Annual Stock Option Awards
In fiscal 2017, the stock options granted to our Named Executive Officers under the 2007 LTIP as part of the Named Executive Officers’ annual long-term incentive award were subject to both time-based and performance-based vesting conditions, with 20% of each such grant subject to forfeiture if an applicable modified net income target was not attained. Modified Net Income was defined as net income (GAAP) before taxes (i) increased by the amount of a LIFO entry that related to fiscal 2016 and was recorded for accounting purposes in fiscal 2017 and (ii) excluding (a) any gains or losses from sales of assets, (b) the effect of restructuring and other transition expenses related to the relocation of the Company’s corporate headquarters to Northlake, Texas, and (c) non-recurring 2016 proxy contest-related expenses in excess of the level of expenses normally incurred for an annual meeting of stockholders.
The stock options have an exercise price of $32.85, which was the closing price of our Common Stock as reported on the NASDAQ Global Select Market on the date of grant. One-third of the total number of shares subject to each such stock option vest ratably on each of the first three anniversaries of the grant date, contingent on continued employment, and subject to accelerated vesting in certain circumstances.
In fiscal 2017, the Company failed to achieve modified net income of at least $23,900,000 which will result in the forfeiture of 20% of the shares subject to each such stock option.
The following table sets forth the stock options granted to each of our Named Executive Officers under the 2007 LTIP on
November 10, 2016:

Name(1)	Fiscal 2017 Annual Stock Option Grant (# of Option Shares Granted)(2)	# of Option Shares to be Forfeited(2)	# of Option Shares that Will Continue to Vest
Michael H. Keown	41,331	8,265	33,066
Thomas J. Mattei, Jr.	9,768	1,953	7,815
__________

(1)
Table excludes: (a) Mr. Robson and Ms. Iobst, who are entitled to certain new hire equity awards as described below under “New Hire Restricted Stock Awards and Stock Option Awards”; (b) Messrs. Johnston, Bixby and Fischetto who received stock option grants under the 2007 LTIP on November 10, 2016 covering 18,786, 15,030 and 15,030 shares, respectively, which stock options were unvested and forfeited upon their separation from employment with the Company; and (c) Ms. Peth, a non-executive level employee, who received a stock option grant under the 2007 LTIP on November 10, 2016 covering 3,756 shares subject to the same vesting terms as the grants made to the Named Executive Officers named in the table above.

(2)
Amounts shown in table reflect fiscal 2017 annual stock option grant. Due to the Company’s failure to achieve modified net income of at least $23,900,000 in fiscal 2017, 20% of the shares subject to each such stock option will be forfeited. Similarly, 20% of the shares subject to the award to Ms. Peth will be forfeited.

New Hire Restricted Stock Awards and Stock Option Awards
In connection with their employment, pursuant to the terms of their respective employment agreements with the Company, Mr. Robson and Ms. Iobst will each be entitled to the following equity awards to be granted upon the expiration of the currently-applicable blackout period under our insider trading policy:

(i)
a number of non-qualified stock options determined by dividing $60,000, in the case of Mr. Robson, and $48,000, in the case of Ms. Iobst, by the per share fair value of a non-qualified stock option (based on a Black-Scholes valuation or other appropriate option pricing methodology approved by the Compensation Committee) on the award date; and

(ii)
a number of shares of restricted stock determined by dividing $30,000, in the case of Mr. Robson, and $24,000, in the case of Ms. Iobst, by the Fair Market Value (as defined in the long-term incentive plan) on the award date.

The stock options will have a seven (7) year term with an exercise price equal to the Fair Market Value on the award date. Provided the recipient is then employed by the Company, the awards will vest as follows: (i) the stock option award will vest ratably over three years on each anniversary of the award date; and (ii) the restricted stock award will vest in its entirety on the third anniversary of the award date.
2017 Plan
On June 20, 2017 (the “Effective Date“), the Company’s stockholders approved the 2017 Plan. The 2017 Plan succeeded the Prior Plans. On the Effective Date, the Company ceased granting awards under the Prior Plans; however, awards outstanding under the Prior Plans will remain subject to the terms of the applicable Prior Plan.
The 2017 Plan provides for the grant of stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance shares and other stock- or cash-based awards to eligible participants. The 2017 Plan also authorizes the grant of awards that are intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. Non-employee directors of the Company and employees of the Company or any of its subsidiaries are eligible to receive awards under the 2017 Plan. The 2017 Plan authorizes the issuance of (i) 900,000 shares of Common Stock plus (ii) the number of shares of Common Stock subject to awards under the Company’s Prior Plans that are outstanding as of the Effective Date and that expire or are forfeited, cancelled or similarly lapse following the Effective Date. Shares of Common Stock granted under the 2017 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares. In no event will more than 900,000 shares of Common Stock be issuable pursuant to the exercise of incentive stock options under the 2017 Plan.
The 2017 Plan is administered by the Board or another Board committee or subcommittee, as may be determined by the Board from time to time. The 2017 Plan includes annual limits on certain awards that may be granted to any individual participant. The 2017 Plan also contains a minimum vesting requirement, subject to limited exceptions, that awards made under the 2017 Plan may not vest earlier than the date that is one year following the grant date of the award.
The 2017 Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of the applicable participant. In addition, the administrator of the 2017 Plan may not, without the approval of the Company’s stockholders, authorize certain re-pricings of any outstanding stock options or stock appreciation rights granted under the 2017 Plan. The 2017 Plan will expire on June 20, 2027.
Key Fiscal 2018 Compensation Decisions
The long-term incentive program has been modified for fiscal 2018 in order to incentivize value creation through profitable growth, directly aligning long-term incentive awards with the Company’s business strategy and stockholder interests. Fiscal 2018 long-term incentives will be awarded 50% in performance-based restricted stock units (PBRSUs) and 50% in stock options. PBRSUs will be earned based on the achievement of coffee sales (measured by pounds of coffee sold) and adjusted EBITDA, both measured over a full three-year performance period. The NQOs will vest over a three-year period based on continued employment over the period, subject to accelerated vesting in certain circumstances. More details about our fiscal 2018 long-term incentive awards will be provided in our fiscal 2018 proxy filing.
Change in Control Severance Agreements; Employment Agreements
The Company has entered into change in control severance agreements with each of the continuing Named Executive Officers, pursuant to which they are entitled to receive severance benefits upon the occurrence of certain qualifying terminations of employment in connection with a change in control or threatened change in control. The events that trigger payment are generally those related to (i) termination of employment by the Company other than for cause, disability or death, or (ii) resignation for good reason. These agreements were entered into, and continue in effect, to achieve the following objectives: (a) assure the Named Executive Officers’ full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control; (b) assure the Named Executive Officers’ objectivity with respect to stockholders’ interests in a change in control scenario; (c) assure the fair treatment of the Named Executive Officers in case of involuntary termination following a change in control or in connection with a threatened change in control; and (d) attract and retain key talent during uncertain times. The agreements are structured so that payments and benefits are provided only if there is both a change in control or threatened change in control and a qualifying termination of employment (“double trigger”), either by us (other than for “Cause,” “Disability” or death), or by the Named Executive Officer for “Good Reason” (as each is defined in the change in control severance agreements). Ms. Peth, as a non-executive level employee, is party to a similar change in control severance agreement for key non-executive employees. A more detailed description of the severance benefits to which our continuing Named Executive Officers are entitled in connection with a change in control or threatened change in control is set forth below under the heading “Named Executive Officer Compensation—Change in Control and Termination Arrangements.”

The Company has also entered into employment agreements with each of the continuing Named Executive Officers. Pursuant to the terms of their employment agreements, the Named Executive Officers are entitled to receive certain benefits upon their termination of employment without cause or resignation for good reason in the absence of a change in control or threatened change in control. The Company believes such benefits were necessary to attract and retain the Named Executive Officers and to secure their services at agreed-upon terms. The termination-related payments and benefits under the Named Executive Officers’ change in control severance agreements are in lieu of, and not in addition to, the termination-related payments and benefits under their employment agreements. A more detailed description of the benefits to which these Named Executive Officers are entitled in connection with their termination is set forth below under the heading “Named Executive Officer Compensation—Change in Control and Termination Arrangements.”
The Company was also party to employment agreements with each of Mr. Johnston, Mr. Bixby and Mr. Fischetto. Mr. Johnston resigned as Treasurer and Chief Financial Officer of the Company effective January 6, 2017. Mr. Bixby retired as an officer of the Company effective July 31, 2017 and his employment with the Company terminated on September 22, 2017. Mr. Fischetto resigned as the Company’s Senior Vice President of Operations effective February 13, 2017.
Effective February 13, 2017, the Company and Mr. Fischetto entered into a confidential general release and separation agreement pursuant to which Mr. Fischetto became entitled to receive six months of severance pay ($150,000), subject to applicable withholdings, determined in accordance with the Company’s standard policies and procedures and payable in regular installments on the Company’s regular pay days; (ii) subsidized COBRA continuation coverage for six months following the termination date; and (iii) a prorated bonus award under the STIP subject to the Company satisfying its threshold requirements and the degree of achievement of Company performance goals under the STIP for fiscal 2017, with individual goals deemed to be achieved at 100%. Receipt of the foregoing payments and benefits was conditioned upon Mr. Fischetto having executed a general release of claims in favor of the Company.
ESOP Allocation
Our Named Executive Officers participate in the Company’s ESOP in the same manner as all other eligible employees. ESOP Company contributions (which may be in the form of Common Stock or cash) are allocated in accordance with a formula based on participant compensation. A participant’s interest in the ESOP becomes 100% vested after five years of service to the Company, subject to accelerated vesting in certain limited circumstances.
In fiscal 2017, the Named Executive Officers received the following ESOP allocations in shares of Common Stock based on compensation earned during calendar year 2016:

Name(1)	ESOP Allocation (# of Shares)
Michael H. Keown	284
Scott W. Bixby(2)	284
Thomas J. Mattei, Jr.	284
__________

(1)
Table excludes: (a) Mr. Robson and Ms. Iobst who were not employed by the Company in calendar year 2016; (b) Messrs. Johnston and Fischetto who forfeited their ESOP allocations due to their separation from employment with the Company in fiscal 2017 and failure to satisfy applicable vesting conditions; and (c) Ms. Peth, a non-executive level employee, who received an ESOP allocation of 284 shares of Common Stock in fiscal 2017 (based on compensation earned during calendar year 2016).

(2)	Mr. Bixby subsequently forfeited the ESOP award shown in the table above upon termination of his employment with the Company on September 22, 2017 for failure to satisfy applicable vesting conditions.

Retirement and Welfare Benefits
The Named Executive Officers receive the same welfare benefits as those received by our employees generally, including medical, dental, life, disability and accident insurance. The Company also offers a supplemental disability plan to higher income staff members, including our Named Executive Officers, which allows them to buy an additional amount of disability coverage at their own expense.
The Named Executive Officers are eligible on the same basis as our employees generally to participate in the Company’s 401(k) plan. The value of the Named Executive officers’ 401(k) plan balances depends solely on the performance of investment alternatives selected by the applicable Named Executive Officer from among the alternatives offered to all participants. All investment options in the 401(k) plan are market-based, meaning there are no “above-market” or guaranteed rates of return. In fiscal 2017, the Company offered a discretionary match of the employees’ annual contributions under the 401(k) plan equal to 50% of an employee’s annual contribution, up to 6% of the employee’s eligible income. Matching contributions (and any earnings thereon) vest at the rate of

20% for each of the participant's first 5 years of vesting service, so that a participant is fully vested in his or her matching contribution account after 5 years of vesting service, subject to accelerated vesting under certain limited circumstances.
Subject to applicable plan provisions, upon certain events of retirement, Named Executive Officers are eligible to receive retiree medical insurance benefits on the same terms as other retiring Company employees.
Perquisites
We limit the perquisites available to our Named Executive Officers; however we believe that offering certain perquisites facilitates the operation of our business, allows our Named Executive Officers to better focus their time, attention and capabilities on our business, and assists the Company in recruiting and retaining key executives. We also believe that the perquisites offered to our Named Executive Officers are generally consistent with practices among companies in our peer group.
The perquisites and other benefits available to Named Executive Officers consist of an automobile allowance or use of a Company car and fuel card, and relocation assistance.
It is the Company’s and the Compensation Committee’s intention to continually assess business needs and evolving practices to ensure that perquisite offerings are competitive and reasonable.
Compensation Policies and Practices
Stock Ownership Guidelines
The Board has adopted Stock Ownership Guidelines to further align the interests of the Company’s executive officers with the interests of the Company’s stockholders. Under the stock ownership guidelines, an executive officer is not permitted to sell any shares of Common Stock received as a result of grants under the Company’s long-term incentive plans unless the executive officer achieves and maintains the applicable threshold share ownership level set forth in the table below. Further, under the stock ownership guidelines, a non-employee director is expected to own and hold during his or her service as a Board member a number of shares of Common Stock with a value of at least $150,000, and is not permitted to sell any shares of Common Stock received as grants under the Company’s long-term incentive plans unless and until the non-employee director achieves and maintains this threshold share ownership level.
Shares of Common Stock that count toward satisfaction of these guidelines include: (i) shares of Common Stock owned outright by the executive officer or non-employee director and his or her immediate family members who share the same household, whether held individually or jointly; (ii) restricted stock or restricted stock units (whether or not the restrictions have lapsed); (iii) ESOP shares (with respect to executive officers only); (iv) shares of Common Stock held in trust for the benefit of the executive officer or non-employee director or his or her family; and (v) shares of Common Stock issuable under vested options held by the executive officer or non-employee director.

Position	Value of Shares Owned
Chief Executive Officer	3x base salary
Other Executive Officers	1x base salary
Non-Employee Directors	$150,000
Insider Trading Policy (Including Anti-Hedging and Anti-Pledging Policies)
Our insider trading policy prohibits all employees, officers, directors, consultants and other associates of the Company and certain of their family members from, among other things, purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also prohibits employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions (i.e., puts, calls, options, forward contracts, collars, swaps or exchange agreements) with respect to our securities. We also have procedures that require trades by certain insiders, including our directors and executive officers, to be pre-cleared by appropriate Company personnel. Additionally, such insiders are generally prohibited from conducting transactions involving the purchase or sale of the Company’s securities from 12:01 a.m. New York City time on the fifteenth calendar day before the end of each of the Company’s four fiscal quarters (including fiscal year end) through 11:59 p.m. New York City time on the second business day following the date of the public release containing the Company’s quarterly (including annual) results of operations.

Clawback Policy on Executive Compensation in Restatement Situations
In the event of a material restatement of the financial results of the Company, the Board, or the appropriate committee thereof, will review all bonuses and other incentive and equity compensation awarded to the Company’s executive officers on the basis of having met or exceeded performance targets for performance periods that occurred during the restatement period. If such bonuses and other incentive and equity compensation would have been lower had they been calculated based on such restated results, the Board, or the appropriate committee thereof, will, to the extent permitted by governing law and as appropriate under the circumstances, seek to recover for the benefit of the Company all or a portion of such bonuses and incentive and equity compensation awarded to executive officers whose fraud or misconduct caused or partially caused such restatement, as determined by the Board, or the appropriate committee thereof.
Taxes and Accounting Standards
Tax Deductibility Under Section 162(m)
Section 162(m) of the Code disallows a federal tax deduction to public companies for compensation greater than $1 million paid in any tax year to specified executive officers unless the compensation is “qualified performance-based compensation” under that section.
Certain of our compensation and benefit plans are designed to permit us to grant awards that may qualify as “qualified performance-based compensation”; however, it is possible that awards intended to qualify for the tax deduction may not so qualify if all requirements of the “qualified performance-based compensation” exemption are not met. Furthermore, although the Compensation Committee may take action intended to limit the impact of Section 162(m) of the Code, it also believes that the tax deduction is only one of several relevant considerations in setting compensation. The Compensation Committee believes that the tax deduction limitation should not be permitted to compromise the ability to design and maintain executive compensation arrangements that will attract and retain executive talent. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.
Accounting Standards
Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options and restricted stock, under the Company’s long-term incentive plans are accounted for under FASB ASC Topic 718. The Compensation Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity award program. As accounting standards change, the Company may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s 2017 Form 10-K.
Compensation Committee
of the Board of Directors
Hamideh Assadi, Chair
Randy E. Clark
Charles F. Marcy

NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table
The following table sets forth summary information concerning compensation awarded to, earned by, or paid to each of our Named Executive Officers for all services rendered in all capacities to the Company and its subsidiaries in the last three fiscal years. For a complete understanding of the table, please read the footnotes and narrative disclosures that follow the table.

A	B	C	D	E	F	G	H	I
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)	Total ($)
Continuing Named Executive Officers(2):
Michael H. Keown	2017	534,690	—	—	472,000	—	16,541	1,023,231
President and CEO	2016	507,000	659,100	—	799,503	677,109	25,391	2,668,103
	2015	500,231	125,365	—	507,184	—	20,091	1,152,871
David G. Robson(3)	2017	121,154	—	—	—	—	74,184	195,338
Treasurer and CFO
Ellen D. Iobst(4)	2017	115,962	—	—	—	—	372,891	488,853
Chief Operations Officer
Thomas J. Mattei, Jr.	2017	316,383	—	—	111,551	—	16,541	444,475
General Counsel and Assistant Secretary	2016	287,893	325,000	—	99,931	220,660	115,075	1,048,559
	2015	244,711	24,567	—	43,510	—	57,540	370,328
Former Named Executive Officers:
Isaac N. Johnston, Jr.(5)	2017	193,114	—	—	214,536	—	19,182	426,832
Former Treasurer and CFO	2016	241,640	—	83,336	222,791	248,717	—	796,485
Rene E. Peth(6)	2017	215,924	—	—	42,894	53,463	16,541	328,822
VP, Corporate Controller (Former Interim Principal Financial and Accounting Officer)
Scott W. Bixby(7)	2017	314,384	—	—	171,643	—	16,541	502,568
Former SVP, GM DSD	2016	298,850	—	—	149,897	216,546	292,685	957,977
	2015	15,000	3,649	66,688	133,334	—	—	218,671
Barry C. Fischetto(8)	2017	156,652	—	—	171,643	—	194,080	522,375
Former SVP of Operations	2016	295,208	—	—	199,862	223,054	113,848	831,972
	2015	160,385	23,639	66,663	133,377	—	35,240	419,304
__________

(1)	For a detailed summary of the amounts shown in this column see discussion under the heading “All Other Compensation (Column H),” below.

(2)
Excludes Scott A. Siers who was promoted to the Company’s executive management team as Senior Vice President and General Manager—Direct Ship effective February 20, 2017 after having served as the Company’s Senior Vice President, National Account Sales since February 2013.

(3)	Mr. Robson joined the Company as Treasurer and Chief Financial Officer effective February 20, 2017.

(4)
Ms. Iobst joined the Company as Chief Operations Officer effective February 20, 2017, after having served as an independent consultant to the Company since April 2016. The amounts shown in the table for fiscal 2017 reflect Ms. Iobst’s compensation for all services rendered in all capacities to the Company for the full fiscal year.

(5)	Mr. Johnston resigned as Treasurer and Chief Financial Officer of the Company effective January 6, 2017.

(6)
Ms. Peth, the Company’s Vice President, Corporate Controller, is a non-executive level employee of the Company who served as interim principal financial and accounting officer from February 1, 2017 to February 20, 2017.

(7)	Mr. Bixby retired as an officer of the Company effective July 31, 2017 and his employment with the Company terminated on September 22, 2017.

(8)	Mr. Fischetto resigned as the Company’s Senior Vice President of Operations effective February 13, 2017.
Salary (Column C)
The amounts reported in column C represent base salaries earned by each of the Named Executive Officers for the fiscal year indicated, prorated based on applicable start or separation dates during the fiscal year. The amounts shown include amounts contributed by the employee to the Company’s 401(k) plan. Fiscal 2017 salary included one extra pay period.
Bonus (Column D)
All non-equity incentive plan compensation for services performed during the fiscal year by the Named Executive Officers under the STIP, or, in the case of Ms. Peth, under a short-term incentive plan for non-executive employees, is shown in column G.
Stock Awards (Column E)
No stock awards were granted to any Named Executive Officer in fiscal 2017. In connection with their employment in fiscal 2017, pursuant to the terms of their respective employment agreements with the Company, Mr. Robson and Ms. Iobst will each be entitled to an award of restricted stock, with the number of shares of restricted stock determined by dividing $30,000, in the case of Mr. Robson, and $24,000, in the case of Ms. Iobst, by the Fair Market Value (as defined in the long-term incentive plan) on the award date, such grant to be made upon the expiration of the currently-applicable blackout period under our insider trading policy.
Option Awards (Column F)
The amounts reported in column F for fiscal 2017 represent the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718, which, in the case of stock options subject to performance-based vesting conditions granted in fiscal 2017, is based on the probable outcome of the performance conditions to which such awards are subject. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 18 to our audited consolidated financial statements for the fiscal year ended June 30, 2017 included in our 2017 Form 10-K, except that, as required by applicable SEC rules, we did not reduce the amounts in this column for any risk of forfeiture relating to service-based (time-based) vesting conditions. In fiscal 2017, the Company failed to achieve the modified net income target associated with the stock options granted in fiscal 2017 which will result in the forfeiture of 20% of the shares subject to each such stock option. Additionally, the stock options granted to Messrs. Johnston, Bixby and Fischetto in fiscal 2017 were subsequently cancelled upon their separation from employment with the Company. For further information on these awards, see the Grants of Plan-Based Awards Table and Outstanding Equity Awards at Fiscal Year-End Table in this Proxy Statement.
In connection with their employment in fiscal 2017, pursuant to the terms of their respective employment agreements with the Company, Mr. Robson and Ms. Iobst will each be entitled to a grant of non-qualified stock options determined by dividing $60,000, in the case of Mr. Robson, and $48,000, in the case of Ms. Iobst, by the per share fair value of a non-qualified stock option (based on a Black-Scholes valuation or other appropriate option pricing methodology approved by the Compensation Committee) on the award date, such grant to be made upon the expiration of the currently-applicable blackout period under our insider trading policy.

Non-Equity Incentive Plan Compensation (Column G)
The amounts reported in column G represent the aggregate dollar value of the annual incentives paid to the Named Executive Officers under the STIP for the fiscal years indicated. The amount reported in column G for Ms. Peth represents the aggregate dollar value of the annual incentive paid to Ms. Peth under a short-term incentive plan for non-executive employees. In accordance with SEC rules, the actual annual incentive amounts earned by the Named Executive Officers are reflected in the Summary Compensation Table in the fiscal year earned, even though these annual incentive amounts are paid in the subsequent fiscal year. As a result of the Company’s failure to achieve a threshold level of modified net income in fiscal 2017, none of our Named Executive Officers received a payout under the STIP for fiscal 2017 performance. Ms. Peth received a payout in fiscal 2017 under a short-term incentive plan for non-executive employees.

All Other Compensation (Column H)
The amounts reported in column H for fiscal 2017 include the following:
All Other Compensation

	Perquisites and Other Personal Benefits		Tax Gross-Up Payments	ESOP Allocation (2)	Company Contributions to 401(k) Plan (3)	Payments for Accumulated Paid Days Off(4)	Other Payments		Total
	($)		($)(1)	($)	($)	($)	($)		($)
Continuing Named Executive Officers:
Michael H. Keown	—	(5)	—	8,591	7,950	—	—		16,541
David G. Robson	45,416	(6)	28,768	—	—	—	—		74,184
Ellen D. Iobst	18,744	(7)	10,981	—	—	—	343,166	(8)	372,891
Thomas J. Mattei, Jr.	—	(9)	—	8,591	7,950	—	—		16,541
Former Named Executive Officers:
Isaac N. Johnston, Jr.	—	(10)	—	—	7,950	11,232	—		19,182
Rene E. Peth	—	(11)	—	8,591	7,950	—	—		16,541
Scott W. Bixby	—	(12)	—	8,591	7,950	—	—		16,541
Barry C. Fischetto	—	(13)	—	—	7,950	35,152	150,978	(14)	194,080

__________

(1)	Represents tax gross-up payments associated with certain relocation assistance payments and benefits, and temporary living expenses disclosed in the column “Perquisites and Other Personal Benefits.”

(2)
Represents the dollar value of ESOP shares allocated to each Named Executive Officer based on compensation earned during calendar 2016 calculated on the basis of the closing price of our Common Stock on June 30, 2017 ($30.25). A participant’s interest in the ESOP becomes 100% vested after five years of service to the Company, subject to accelerated vesting in certain limited circumstances. Mr. Robson and Ms. Iobst were not employed by the Company in calendar year 2016. Messrs. Johnston and Fischetto forfeited their ESOP allocations due to their separation from employment with the Company in fiscal 2017 and failure to satisfy applicable vesting conditions. Mr. Bixby subsequently forfeited the ESOP award shown in the table above upon termination of his employment with the Company on September 22, 2017 for failure to satisfy applicable vesting conditions.

(3)
Represents the Company’s discretionary matching contribution under the 401(k) plan. Matching contributions (and any earnings thereon) vest at the rate of 20% for each of the participant's first 5 years of vesting service, so that a participant is fully vested in his or her matching contribution account after 5 years of vesting service, subject to accelerated vesting under certain limited circumstances. Messrs. Johnston, Bixby and Fischetto forfeited a portion of the Company’s discretionary matching contributions under the 401(k) plan due to their separation from employment with the Company in fiscal 2017 and failure to satisfy applicable vesting conditions.

(4)	Represents payments for accumulated paid days off in connection with termination of employment.

(5)	The total value of all perquisites and other personal benefits received by Mr. Keown did not exceed $10,000 in fiscal 2017 and has been excluded from the table.

(6)	Consists of relocation assistance payments and benefits ($43,754), and an auto allowance ($1,662) received by Mr. Robson.

(7)
Consists of relocation assistance payments and benefits ($11,195), reimbursement of temporary living expenses ($5,487), an auto allowance ($1,662), and use of a Company car ($400) received by Ms. Iobst.

(8)
Consists of consulting fees ($343,166) including reimbursement of certain travel-related expenses, net of payments of $500 per month by the consulting firm under a related personal property lease for the use of certain Company equipment received by Ms. Iobst's consulting firm, Iobst Supply Chain Consulting LLC, in fiscal 2017 under the terms of her consulting agreement with the Company prior to becoming an employee of the Company effective February 20, 2017.

(9)	The total value of all perquisites and other personal benefits received by Mr. Mattei did not exceed $10,000 in fiscal 2017 and has been excluded from the table.

(10)	The total value of all perquisites and other personal benefits received Mr. Johnston did not exceed $10,000 in fiscal 2017 and has been excluded from the table.

(11)	The total value of all perquisites and other personal benefits received by Ms. Peth did not exceed $10,000 in fiscal 2017 and has been excluded from the table.

(12)	The total value of all perquisites and other personal benefits received by Mr. Bixby did not exceed $10,000 in fiscal 2017 and has been excluded from the table.

(13)	The total value of all perquisites and other personal benefits received by Mr. Fischetto did not exceed $10,000 in fiscal 2017 and has been excluded from the table.

(14)
Represents amounts paid and accrued to Mr. Fischetto in connection with his termination of employment effective February 13, 2017 representing six months of severance pay ($150,000) and subsidized COBRA continuation coverage for one month following the termination date ($978).

Total Compensation (Column I)
The amounts reported in column I are the sum of columns C through H for each of the Named Executive Officers.

Employment Agreements and Arrangements
Severance Agreements
The Company has entered into change in control severance agreements with each of the continuing Named Executive Officers (the “Severance Agreements”), pursuant to which such Named Executive Officers are entitled to receive severance benefits upon termination of employment other than for “Cause,” “Disability” or death, or termination due to resignation from employment for “Good Reason,” in each case, in connection with a “Change in Control” or “Threatened Change in Control” (as each such term is defined in the applicable Severance Agreement). The Severance Agreements are structured so that payments and benefits are provided only if there is both a change in control or threatened change in control and a qualifying termination of employment (“double trigger”). Ms. Peth, as a non-executive level employee, is party to a similar change in control severance agreement for key non-executive employees. A more detailed description of the severance benefits to which our continuing Named Executive Officers are entitled in connection with a change in control or threatened change in control is set forth below under the heading “Change in Control and Termination Arrangements.”
Employment Agreements
Continuing Named Executive Officers
The Company has also entered into employment agreements with each of the continuing Named Executive Officers (the “Employment Agreements”). The Employment Agreements provide for an initial annual base salary which may be adjusted upward or downward by the Company from time to time, subject to a minimum annual base salary as specified in the employment agreement. The Employment Agreements further provide that the Named Executive Officer is entitled to participate in the Company’s short-term incentive plan, with a specified target award equal to a percentage of such Named Executive Officer’s annual base salary. Additionally, the Employment Agreements provide for grants under the Company’s long-term incentive plan as determined by the Compensation Committee, in some cases, upon the commencement of employment as an inducement to joining the Company. In certain cases, the Named Executive Officers have been entitled to specified relocation benefits. Each Named Executive Officer is entitled to all benefits and perquisites provided by the Company to its senior executives, including paid days off, group health insurance, life insurance, 401(k) plan, ESOP, cell phone, Company credit card, Company gas card, expense reimbursement and an automobile allowance. The Employment Agreements contain no specified term of employment, but rather the Named Executive Officer’s employment may be terminated by the Company at any time with or without “Cause” or upon the Named Executive Officer’s resignation with or without “Good Reason,” or due to death or “Permanent Incapacity” (as each such term is defined in the applicable Employment Agreement). Each of the Employment Agreements contains customary provisions protecting our confidential information and intellectual property. They also contain restrictions, for a period of two years following any termination of employment, on the Named Executive Officer’s ability to solicit any customer or prospective customer of the Company or any person employed by the Company to leave the Company. The Employment Agreements require that all disputes between the applicable Named Executive Officer and the Company arising under or in connection with their Employment Agreement shall be subject to resolution through arbitration. Upon certain qualifying terminations of employment, the Named Executive Officers may be entitled to certain termination-related payments and benefits. A more detailed description of the termination-related payments and benefits to which our continuing Named Executive Officers are entitled under their Employment Agreements is set forth below under the heading “Change in Control and Termination Arrangements.”
Former Named Executive Officers
The Company was also party to employment agreements with each of Mr. Johnston, Mr. Bixby and Mr. Fischetto. Mr. Johnston resigned as Treasurer and Chief Financial Officer of the Company effective January 6, 2017. Mr. Bixby retired as an officer of the Company effective July 31, 2017 and his employment with the Company terminated on September 22, 2017. Mr. Fischetto resigned as the Company’s Senior Vice President of Operations effective February 13, 2017.
Effective February 13, 2017, the Company and Mr. Fischetto entered into a confidential general release and separation agreement pursuant to which Mr. Fischetto became entitled to receive six months of severance pay ($150,000), subject to applicable withholdings, determined in accordance with the Company’s standard policies and procedures and payable in regular installments on the Company’s regular pay days; (ii) subsidized COBRA continuation coverage for six months following the termination date; and (iii) a pro rated bonus award under the STIP subject to the Company satisfying its threshold requirements and the degree of achievement of Company performance goals under the STIP for fiscal 2017, with individual goals deemed to be achieved at 100%. Receipt of the foregoing payments and benefits was conditioned upon Mr. Fischetto having executed a general release of claims in favor of the Company. Although Mr. Fischetto was entitled to a prorated bonus award under the STIP for fiscal 2017 in accordance with the terms of his confidential general release and separation agreement with the Company, no such payment was received due to the Company’s failure to meet a threshold level of modified net income under the STIP for fiscal 2017 performance.

Grants of Plan-Based Awards
The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers in fiscal 2017.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Plan	Grant Date	Date of Compensation Committee Action	Threshold ($)	Target ($)	Maximum ($)	Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Continuing Named Executive Officers:
Michael H. Keown
	STIP	—	—	258,570	517,140	1,034,280	—	—	—	—	—
	2007 LTIP	11/10/16	09/21/16	—	—	—	41,331	—	—	32.85	472,000
David G. Robson(5)
	STIP	—	—	122,500	245,000	490,000	—	—	—	—	—
Ellen D. Iobst(5)
	STIP	—	—	100,500	201,000	402,000	—	—	—	—	—
Thomas J. Mattei, Jr.
	STIP	—	—	84,150	168,300	336,600	—	—	—	—	—
	2007 LTIP	11/10/16	09/21/16	—	—	—	9,768	—	—	32.85	111,551
Former Named Executive Officers:
Isaac N. Johnston, Jr.(6)
	STIP	—	—	124,950	249,900	499,800	—	—	—	—	—
	2007 LTIP	11/10/16	09/21/16	—	—	—	18,786	—	—	32.85	214,536
Rene E. Peth(7)
	MIP	—	—	42,800	85,600	171,200	—	—	—	—	—
	2007 LTIP	11/10/16	09/21/16	—	—	—	3,756	—	—	32.85	42,894
Scott W. Bixby(8)
	STIP	—	—	84,150	168,300	336,600	—	—	—	—	—
	2007 LTIP	11/10/16	09/21/16	—	—	—	15,030	—	—	32.85	171,643
Barry C. Fischetto(9)
	STIP	—	—	82,500	165,000	330,000	—	—	—	—	—
	2007 LTIP	11/10/16	09/21/16	—	—	—	15,030	—	—	32.85	171,643
__________

(1)
Represents annual cash incentive opportunities based on fiscal 2017 performance under the indicated plan. These opportunities for our executive officers are approved each fiscal year by the Compensation Committee. The actual amount of each Named Executive Officer’s award is based on the achievement of certain performance measures as discussed in this Proxy Statement under the heading “Compensation Discussion and Analysis—Annual Cash Incentives.” The actual amount of Ms. Peth's award is based on the achievement of certain performance measures under a short-term incentive plan for non-executive employees. As a result of the Company’s failure to achieve a threshold level of modified net income in fiscal 2017, none of our Named Executive Officers received a payout under the STIP for fiscal 2017 performance. Ms. Peth received a payout in fiscal 2017 under a short-term incentive plan for non-executive employees. Annual cash incentive awards earned by our Named Executive Officers for performance in respect of prior fiscal years were paid during the first quarter of the following fiscal year. Such earned awards are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. With respect to Mr. Johnston, Ms. Peth and Mr. Fischetto, see footnotes (6), (7) and (9), respectively, below.

(2)
Stock options granted to our Named Executive Officers in fiscal 2017 under the 2007 LTIP as part of the Named Executive Officers’ annual long-term incentive award vest in equal ratable installments on each of the first three anniversaries of the date of grant, contingent on continued employment through the applicable vesting date, and subject to accelerated vesting in certain circumstances. Further, 20% of the shares of Common Stock subject to the stock option are subject to forfeiture if the Company fails to achieve modified net income of at least $23,900,000 in the fiscal year during which the award is granted. In fiscal 2017, the Company failed to achieve the modified net income target which will result in the forfeiture of 20% of the shares subject to each such stock option. With respect to Mr. Johnston, Mr. Bixby and Mr. Fischetto, see footnotes (6), (8) and (9), respectively, below.

(3)	Exercise price of stock option awards is equal to the closing price of the Company’s Common Stock on the date of grant.

(4)
Reflects the grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 18 to our audited consolidated financial statements for the fiscal year ended June 30, 2017, included in our 2017 Form 10-K, except that, as required by applicable SEC rules, we did not reduce the amounts in this column for any risk of forfeiture relating to service-based (time-based) vesting conditions. The amount reported for stock option awards subject to performance-based vesting conditions is based upon the probable outcome of such conditions as of the grant date. In fiscal 2017, the Company failed to achieve the modified net income target which will result in the forfeiture of 20% of the shares subject to each such stock option. With respect to Mr. Johnston, Mr. Bixby and Mr. Fischetto, see footnotes (6), (8) and (9), respectively, below.

(5)
Mr. Robson and Ms. Iobst joined the Company effective February 20, 2017 as Treasurer and Chief Financial Officer and Chief Operations Officer, respectively. Pursuant to the terms of their respective employment agreements with the Company, Mr. Robson and Ms. Iobst will each be entitled to the following equity awards to be granted upon the expiration of the currently-applicable blackout period under our insider trading policy: (i) a number of non-qualified stock options determined by dividing $60,000, in the case of Mr. Robson, and $48,000, in the case of Ms. Iobst, by the per share fair value of a non-qualified stock option (based on a Black-Scholes valuation or other appropriate option pricing methodology approved by the Compensation Committee) on the award date; and (ii) a number of shares of restricted stock determined by dividing $30,000, in the case of Mr. Robson, and $24,000, in the case of Ms. Iobst, by the Fair Market Value (as defined in the long-term incentive plan) on the award date. Such awards have not yet been granted and, therefore, are not shown in the table.

(6)
Mr. Johnston resigned as Treasurer and Chief Financial Officer of the Company effective January 6, 2017. As a result, Mr. Johnston was not eligible to receive a fiscal 2017 bonus under the STIP and forfeited the unvested stock options shown in the table above upon his separation from employment with the Company.

(7)
Ms. Peth, the Company’s Vice President, Corporate Controller, served as interim principal financial and accounting officer from February 1, 2017 to February 20, 2017. As a non-executive level employee, Ms. Peth did not participate in the STIP in fiscal 2017. Amounts shown in the table reflect Ms. Peth’s short-term incentive compensation under the Company's Management Incentive Plan, a non-executive employee plan.

(8)
Mr. Bixby retired as an officer of the Company effective July 31, 2017 and his employment with the Company terminated on September 22, 2017. As a result, Mr. Bixby forfeited the unvested stock options shown in the table above upon his separation from employment with the Company.

(9)
Mr. Fischetto resigned as the Company’s Senior Vice President of Operations effective February 13, 2017. Although Mr. Fischetto was entitled to a prorated bonus award under the STIP for fiscal 2017 in accordance with the terms of his confidential general release and separation agreement with the Company, no such payment was received due to the Company’s failure to meet a threshold level of modified net income under the STIP for fiscal 2017 performance. Mr. Fischetto forfeited the unvested stock options shown in the table above upon his separation from employment with the Company.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth summary information regarding the outstanding equity awards at June 30, 2017 granted to each of our Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Continuing Named Executive Officers:
Michael H. Keown	22,000(1)	—	—	6.96	05/11/19	—	—	—	—
	70,000(1)	—	—	11.81	12/07/19	—	—	—	—
	45,470(2)	—	—	21.33	12/12/20	—	—	—	—
	33,268(3)	—	16,634(3)	23.44	02/09/22	—	—	—	—
	8,366(4)	—	16,732(4)	29.48	12/03/22	—	—	—	—
	7,620(5)	—	15,242(5)	29.48	12/03/22	—	—	—	—
	—	—	41,331(6)	32.85	11/10/23	—	—	—	—

David G. Robson	—	—	—	—	—	—	—	—	—

Ellen D. Iobst	—	—	—	—	—	—	—	—	—

Thomas J. Mattei, Jr.	2,720(1)	—	—	13.09	02/27/20	—	—	—	—
	3,760(2)	—	—	21.33	12/12/20	—	—	—	—
	2,854(3)	—	1,427(3)	23.44	02/09/22	—	—	—	—
	2,906(4)	—	5,814(4)	29.48	12/03/22	—	—	—	—
	—	—	9,768(6)	32.85	11/10/23	—	—	—	—

Former Named Executive Officers:
Isaac N. Johnston, Jr.(9)	—	—	—	—	—	—	—	—	—

Rene E. Peth	2,413(1)	—	—	21.00	02/13/21	—	—	—	—
	1,799(3)	—	900(3)	23.44	02/09/22	—	—	—	—
	1,453(4)	—	2,907(4)	29.48	12/03/22	—	—	—	—
	—	—	3,756(6)	32.85	11/10/23	—	—	—	—

Scott W. Bixby(10)	8,386(1)	4,194(1)	—	24.41	05/27/22	—	—	—	—
	4,360(4)	—	8,720(4)	29.48	12/03/22	—	—	—	—
	—	—	15,030(6)	32.85	11/10/23	—	—	—	—
	—	—	—	—	—	2,732(7)	82,643(8)	—	—

Barry C. Fischetto(11)	—	—	—	—	—	—	—	—	—
__________

(1)
Stock options vest in equal ratable installments on each of the first three anniversaries of the date of grant, contingent on continued employment through the applicable vesting date, and subject to accelerated vesting in certain circumstances.

(2)
Stock options vest over a three-year period with one-third of the total number of shares of Common Stock subject to each such stock option vesting on the first anniversary of the grant date based on the Company’s achievement of a modified net income target for the first fiscal year of the performance period as approved by the Compensation Committee, and the remaining two-thirds of the total number of shares of Common Stock subject to each such stock option vesting on the third anniversary of the grant date based on the Company’s achievement of a cumulative modified net income target for all three years during the performance period as approved by the Compensation Committee, in each case, contingent on continued employment through the applicable vesting date, and subject to accelerated vesting in certain circumstances.

(3)
Stock options vest over a three-year period with one-third of the total number of shares of Common Stock subject to each such stock option vesting on each anniversary of the grant date based on the Company’s achievement of a modified net income target for each fiscal year of the performance period as approved by the Compensation Committee, as well as an ability for each such tranche of each grant to vest in the subsequent fiscal years of the performance period (if applicable) based upon achievement of cumulative modified net income equal to the sum of the individual targets for the fiscal years being accumulated, in each case, contingent on continued employment on the applicable vesting date, and subject to accelerated vesting in certain circumstances.

(4)
Stock options vest in equal ratable installments on each of the first three anniversaries of the date of grant, contingent on continued employment through the applicable vesting date, and subject to accelerated vesting in certain circumstances. Further 20% of the shares of Common Stock subject to each such stock option are subject to forfeiture if the Company fails to achieve modified net income of at least $15,232,000 in the fiscal year during which the award is granted. The Company met the first-year modified net income goal during fiscal 2016 with respect to these stock options, such that all of the shares of Common Stock subject to these stock options will continue to vest subject to and in accordance with the three-year vesting schedule described above.

(5)
Stock options vest as follows: 7,620 shares of Common Stock subject to the stock option vest on the first anniversary of the date of grant, and 7,621 shares of Common Stock subject to the stock option vest on each of December 3, 2017 and December 3, 2018, in each case, contingent on continued employment through the applicable vesting date, and subject to accelerated vesting in certain circumstances. Further, 20% of the shares of Common Stock subject to the stock option are subject to forfeiture if the Company fails to achieve modified net income of at least $15,232,000 in the fiscal year during which the award is granted.  The Company met the first-year modified net income goal with respect to this stock option, such that all of the shares of Common Stock subject to this stock option will continue to vest subject to and in accordance with the service-based vesting schedule described above.

(6)
Stock options vest in equal ratable installments on each of the first three anniversaries of the date of grant, contingent on continued employment through the applicable vesting date, and subject to accelerated vesting in certain circumstances. Further 20% of the shares of Common Stock subject to each such stock option are subject to forfeiture if the Company fails to achieve modified net income of at least $23,900,000 in the fiscal year during which the award is granted. In fiscal 2017, the Company failed to achieve the modified net income target which will result in the forfeiture of 20% of the shares subject to each such stock option.

(7)	Restricted stock cliff vests on the third anniversary of the date of grant, contingent on continued employment through the vesting date, and subject to accelerated vesting in certain circumstances.

(8)	The market value was calculated by multiplying the closing price of our Common Stock on June 30, 2017 ($30.25) by the number of shares of unvested restricted stock.

(9)
Mr. Johnston resigned as Treasurer and Chief Financial Officer of the Company effective January 6, 2017. Under the terms of Mr. Johnston’s applicable equity award agreements, effective upon Mr. Johnston’s termination of employment, (i) all then unvested stock options were cancelled; (ii) all then remaining shares of restricted stock were immediately forfeited; and (iii) Mr. Johnston had three (3) months following termination of employment to exercise any vested stock options. Accordingly, Mr. Johnston had no equity awards outstanding at June 30, 2017.

(10)
Mr. Bixby retired as an officer of the Company effective July 31, 2017 and his employment with the Company terminated on September 22, 2017. Under the terms of Mr. Bixby’s applicable equity award agreements, effective upon Mr. Bixby’s termination of employment, (i) all then unvested stock options were cancelled; (ii) all then remaining shares of restricted stock were immediately forfeited; and (iii) Mr. Bixby will have three (3) months following termination of employment to exercise any vested stock options.

(11)
Mr. Fischetto resigned as the Company’s Senior Vice President of Operations effective February 13, 2017. Under the terms of Mr. Fischetto’s applicable equity award agreements, effective upon Mr. Fischetto’s termination of employment, (i) all then unvested stock options were cancelled; (ii) all then remaining shares of restricted stock were immediately forfeited; and (iii) Mr. Fischetto had three (3) months following termination of employment to exercise any vested stock options. Accordingly, Mr. Fischetto had no equity awards outstanding at June 30, 2017.

Option Exercises and Stock Vested
The following table summarizes the option exercises and vesting of stock awards for each of our Named Executive Officers for the fiscal year ended June 30, 2017.

	Option Awards(1)		Stock Awards
Name	Number of Securities Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Continuing Named Executive Officers:
Michael H. Keown	36,000	942,360	—	—
David G. Robson	—	—	—	—
Ellen D. Iobst	—	—	—	—
Thomas J. Mattei, Jr.	—	—	—	—

Former Named Executive Officers:
Isaac N. Johnston, Jr.	5,886	19,988	—	—
Rene E. Peth	—	—	—	—
Scott W. Bixby	—	—	—	—
Barry C. Fischetto	14,561	118,654	—	—
__________

(1)
If a Named Executive Officer used share withholding to pay the exercise price of stock options or to satisfy the tax obligations with respect to the vesting of restricted stock, the number of shares actually acquired was less than the amounts shown.

Change in Control and Termination Arrangements
Change in Control Agreements
The Company has entered into a Severance Agreement with each of the continuing Named Executive Officers. The Severance Agreements provide certain severance benefits in the event of a termination of employment in connection with a Change in Control (as defined below).
Under each of the Severance Agreements, a “Change in Control” generally will be deemed to have occurred at any of the following times: (i) upon the acquisition by any person, entity or group of beneficial ownership of 50% or more of either the then outstanding Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (ii) at the time individuals who were members of the Board at the effective time of the applicable Severance Agreement (or whose election, or nomination for election, was approved by a vote of at least a majority of the members of the Board at the effective time of the applicable Severance Agreement, but excluding any such individual whose initial election or assumption of office occurs as a result of either an actual or threatened election contest) (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; or (iii) the approval of the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction (other than any transaction with respect to which persons who were the stockholders of the Company immediately prior to such transaction continue to hold shares of Common Stock representing at least 50% of the outstanding Common Stock of the Company or such surviving entity or parent or affiliate thereof immediately after such transaction). Further, a “Threatened Change in Control” generally will be deemed to have occurred upon the first day that any bona fide pending tender offer for any class of the Company’s outstanding shares of Common Stock, any pending bona fide offer to acquire the Company by merger or consolidation, or any other pending action or plan to effect, or which would lead to, a Change in Control, as determined by the Incumbent Board, becomes manifest, and will continue in effect when such action is abandoned or a Change in Control occurs.
In the event of a Named Executive Officer’s termination of employment other than for “Cause” or due to death or “Disability”, or in the event of a Named Executive Officer’s resignation for “Good Reason” (each, as defined in the Severance Agreements), in each case, in connection with a Change in Control or Threatened Change in Control, each of the Named Executive Officers will be entitled to the payments and benefits shown in the tables below.
Each Severance Agreement provides that while the relevant Named Executive Officer is receiving compensation and benefits thereunder, that Named Executive Officer will not in any manner attempt to induce or assist others to attempt to induce any officer, employee, customer or client of the Company to terminate its association with the Company, nor do anything directly or indirectly to interfere with the relationship between the Company and any such persons or concerns. In the event such Named Executive Officer breaches this provision, all compensation and benefits under the Severance Agreement will immediately cease.
Ms. Peth, as a non-executive level employee, is party to a similar change in control severance agreement for key non-executive employees as shown in the applicable table and described in the narrative following the tables below.
Employment Agreements
The Company has entered into an Employment Agreement with each of the continuing Named Executive Officers. Under the Employment Agreements, upon a Named Executive Officer’s termination of employment without “Cause” or upon the Named Executive Officer’s resignation with “Good Reason” (each, as defined in the applicable Employment Agreement), the Named Executive Officer will be entitled to the payments and benefits shown in the tables below. Receipt of any severance amounts under any Employment Agreement is conditioned upon execution of a general release of claims in favor of the Company. Notwithstanding the foregoing, if the Named Executive Officer becomes eligible for severance benefits under the Severance Agreement described above, the benefits provided under that agreement will be in lieu of, and not in addition to, the severance benefits under the Named Executive Officer’s Employment Agreement.

Potential Payments Upon Termination or Change in Control
The following tables describe potential payments and benefits upon termination (including resignation, severance, retirement or a constructive termination) or a change in control to which the Named Executive Officers would be entitled. The actual amount of payments and benefits can only be determined at the time of such a termination or change in control and therefore the actual amounts may vary from the estimated amounts in the tables below. Descriptions of how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables.
The estimated amount of compensation payable to each Named Executive Officer in each situation is listed in the tables below and, with respect to each Named Executive Officer other than Mr. Johnston, Mr. Fischetto, and Mr. Bixby, assumes that the termination and/or change in control of the Company occurred at June 30, 2017.
Mr. Johnston resigned as Treasurer and Chief Financial Officer of the Company effective January 6, 2017 and was not entitled to any severance payments or other benefits under the terms of his employment agreement. Accordingly, no tabular disclosure is provided below for Mr. Johnston.
Mr. Fischetto resigned as Senior Vice President of Operations of the Company effective February 13, 2017. In accordance with SEC rules, the tabular disclosure below shows the severance payments and benefits actually paid to, or accrued in connection with, Mr. Fischetto’s termination of employment under the terms of his confidential general release and separation agreement with the Company.
Mr. Bixby retired as an officer of the Company effective July 31, 2017 and his employment with the Company terminated on September 22, 2017. In accordance with SEC guidance, disclosure may be provided only for the actual triggering event and payments and not for additional scenarios that can no longer occur. Accordingly, no tabular disclosure is provided below for Mr. Bixby because he was not entitled to any severance payments or other benefits under the terms of his employment agreement.

Michael H. Keown	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	$—	$—	$—	$1,034,280	$1,034,280	$517,140
Annual Incentive Payments	$517,140	$517,140	$—	$517,140	$517,140	$517,140
Value of Accelerated Stock Options	$1,095,442	$1,095,442	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$—	$—	$—	$—	$—	$—
Vested ESOP Shares/Value of Continued ESOP Participation	$74,234	$74,234	$74,234	$91,416	$91,416	$74,234
Health and Dental Insurance	$—	$—	$—	$22,710	$22,710	$11,355
Outplacement Services	$—	$—	$—	$25,000	$25,000	$—
Total Pre-Tax Benefit	$1,686,816	$1,686,816	$74,234	$1,690,546	$1,690,546	$1,119,869

David G. Robson	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	$—	$—	$—	$700,000	$700,000	$350,000
Annual Incentive Payments	$87,260	$87,260	$—	$87,260	$87,260	$—
Value of Accelerated Stock Options	$—	$—	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$—	$—	$—	$—	$—	$—
Vested ESOP Shares/Value of Continued ESOP Participation	$—	$—	$—	$—	$—	$—
Health and Dental Insurance	$—	$—	$—	$22,232	$22,232	$11,116
Outplacement Services	$—	$—	$—	$25,000	$25,000	$—
Total Pre-Tax Benefit	$87,260	$87,260	$—	$834,492	$834,492	$361,116

Ellen D. Iobst	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	$—	$—	$—	$670,000	$670,000	$335,000
Annual Incentive Payments	$71,589	$71,589	$—	$71,589	$71,589	$—
Value of Accelerated Stock Options	$—	$—	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$—	$—	$—	$—	$—	$—
Vested ESOP Shares/Value of Continued ESOP Participation	$—	$—	$—	$—	$—	$—
Health and Dental Insurance	$—	$—	$—	$22,232	$22,232	$11,116
Outplacement Services	$—	$—	$—	$25,000	$25,000	$—
Total Pre-Tax Benefit	$71,589	$71,589	$—	$788,821	$788,821	$346,116

Thomas J. Mattei, Jr.	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	$—	$—	$—	$612,000	$612,000	$306,000
Annual Incentive Payments	$168,300	$168,300	$—	$168,300	$168,300	$—
Value of Accelerated Stock Options	$189,161	$189,161	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$—	$—	$—	$—	$—	$—
Vested ESOP Shares/Value of Continued ESOP Participation	$55,569	$55,569	$—	$—	$—	$—
Dental Insurance	$—	$—	$—	$1,042	$1,042	$521
Outplacement Services	$—	$—	$—	$25,000	$25,000	$—
Total Pre-Tax Benefit	$413,030	$413,030	$—	$806,342	$806,342	$306,521

Rene E. Peth	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	$—	$—	$—	$214,000	$214,000	$—
Annual Incentive Payments	$—	$—	$—	$85,600	$85,600	$—
Value of Accelerated Stock Options	$91,846	$91,846	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$—	$—	$—	$—	$—	$—
Vested ESOP Shares/Value of Continued ESOP Participation	$29,040	$29,040	$—	$—	$—	$—
Health and Dental Insurance	$—	$—	$—	$10,818	$10,818	$—
Outplacement Services	$—	$—	$—	$15,000	$15,000	$—
Total Pre-Tax Benefit	$120,886	$120,886	$—	$325,418	$325,418	$—

Barry C. Fischetto	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	$—	$—	$—	$—	$—	$150,000
Annual Incentive Payments	$—	$—	$—	$—	$—	$—
Value of Accelerated Stock Options	$—	$—	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$—	$—	$—	$—	$—	$—
Vested ESOP Shares/Value of Continued ESOP Participation	$—	$—	$—	$—	$—	$—
Health and Dental Insurance	$—	$—	$—	$—	$—	$948
Outplacement Services	$—	$—	$—	$—	$—	$—
Total Pre-Tax Benefit	$—	$—	$—	$—	$—	$150,948

Base Salary Continuation
Severance Agreements
Under each Severance Agreement, if (i) a Change in Control occurs and a Named Executive Officer’s employment is terminated within the two years following the occurrence of the Change in Control by the Company other than for Cause, Disability or death, or is terminated due to the Named Executive Officer’s resignation for Good Reason, or (ii) a Threatened Change in Control occurs and the executive officer’s employment is terminated during the “Threatened Change in Control Period” (as defined in the Severance Agreement) by the Company other than for Cause, Disability or death, or is terminated due to the Named Executive Officer’s Resignation for Good Reason (each, a “Change in Control Qualifying Termination”), such Named Executive Officer will be entitled to base salary continuation for a period of 24 months, such payment to be made in installments in accordance with the Company’s standard payroll practices over such period. The severance agreement for key non-executive employees to which Ms. Peth is a party provides for base salary continuation for a period of 12 months rather than 24 months.
Employment Agreements
Under the Employment Agreements, upon a termination of employment by the Company without Cause or resignation by the Named Executive Officer for Good Reason (a “Non-Change in Control Qualifying Termination”), the Named Executive Officer will continue to receive his or her base salary for a period of one year from the effective termination date, such payment to be made in installments in accordance with the Company’s standard payroll practices over such period.
Severance—Mr. Fischetto
Effective February 13, 2017, the Company and Mr. Fischetto entered into a confidential general release and separation agreement pursuant to which Mr. Fischetto became entitled to receive six months of severance pay ($150,000), subject to applicable withholdings, determined in accordance with the Company’s standard policies and procedures and payable in regular installments on the Company’s regular pay days. Receipt of the payments was conditioned upon Mr. Fischetto having executed a general release of claims in favor of the Company.
Bonus and Annual Incentive Payments
Severance Agreements
Under each Severance Agreement, if a Change in Control Qualifying Termination occurs, the Named Executive Officer will receive a lump sum payment equal to 100% of the executive officer’s target annual cash bonus for the fiscal year in which the date of termination occurs (or, if no target annual cash bonus has been assigned as of the date of termination, the average annual cash bonus paid to such Named Executive Officer for the last three completed fiscal years or for the number of completed fiscal years such person has been in the employ of the Company if fewer than three). The severance agreement for non-executive employees to which Ms. Peth is a party provides a similar benefit. Amounts shown in the table for Mr. Robson and Ms. Iobst are prorated based on their employment start date.
Employment Agreements
Under the Employment Agreements, if a Named Executive Officer’s employment is terminated due to death or Permanent Incapacity, the Named Executive Officer, or his or her estate in the event of his or her death, will receive an amount equal to his or her target annual cash bonus for the fiscal year in which the termination is effective, prorated for the partial fiscal year ending on the effective termination date. Payment of such amount will be made in a lump sum within 30 days after any such death or termination. Amounts shown in the table for Mr. Robson and Ms. Iobst are prorated based on their employment start date.
Additionally, under the Employment Agreements, if a Non-Change in Control Qualifying Termination Occurs, the Named Executive Officer will receive a bonus for the fiscal year in which the date of termination is effected based on the amount of his or her target annual cash bonus award for such fiscal year and, in the case of all of the Named Executive Officers other than Mr. Keown, the degree of achievement of performance criteria under the plan, with individual performance criteria deemed to be achieved at 100%, prorated for the partial fiscal year ending on the effective termination date. Payment of such amount will be made in a lump sum at the same time as annual bonuses are paid to the Company’s senior executives under the plan for the fiscal year but in no event later than two and one-half (2-1/2) months following the end of the Company’s fiscal year in which the separation from service occurs. As a result of the Company’s failure to achieve a threshold level of modified net income in fiscal 2017, the amounts shown in the table above assume no payout under the STIP for fiscal 2017 performance for all of the Named Executive Officers other than Mr. Keown.
Annual Incentive Payment—Mr. Fischetto
Although Mr. Fischetto was entitled to a prorated bonus award under the STIP for fiscal 2017 in accordance with the terms of his confidential general release and separation agreement with the Company, no such payment was received due to the Company’s failure to achieve a threshold level of modified net income under the STIP for fiscal 2017 performance.
Value of Accelerated Vesting of Stock Options and Restricted Stock
Under the terms of the Named Executive Officers’ outstanding stock option and restricted stock awards, in the event of death or “Disability” (as defined in the 2007 LTIP), a pro rata portion (determined based on the actual number of service days during the vesting period divided by the total number of days during the vesting period) of any unvested stock options and restricted stock will be deemed to have vested immediately prior to the date of death or Disability and, in the case of the restricted stock, will no longer be subject to forfeiture.

The value of accelerated equity awards shown in the tables above was calculated using the closing price of our Common Stock on June 30, 2017 ($30.25), as required by applicable SEC rules.
Under the 2007 LTIP, the plan administrator also has discretionary authority regarding accelerated vesting upon termination other than by reason of death or Disability, or in connection with a Change in Control (as defined in the 2007 LTIP). The amounts in the tables above assume such discretionary authority was not exercised. Additionally, under the 2007 LTIP, unless otherwise provided in any applicable award agreement, if a Change in Control occurs and a participant’s awards are not continued, converted, assumed or replaced by the Company or a parent or subsidiary of the Company, or a Successor Entity (as defined in the 2007 LTIP), such awards will become fully exercisable and/or payable, and all forfeiture, repurchase and other restrictions on such awards will lapse immediately prior to such Change in Control. The amounts in the tables above assume such awards were continued, converted, assumed or replaced in connection with a Change in Control.
Vested ESOP Shares/Value of Continued ESOP Participation
Under each Severance Agreement, if a Change in Control Qualifying Termination occurs, subject to eligibility provisions of the ESOP, the Named Executive Officer will continue to participate in the ESOP during the 24-month period following the date of termination unless the Named Executive Officer commences other employment prior to the end of the 24-month period, in which case, such participation will end on the date of the Named Executive Officer commences new employment. In addition, upon termination of employment for any reason, including death, disability, retirement or other termination, the Named Executive Officer will be entitled to his or her vested benefits under the ESOP. Estimated ESOP benefits shown in the tables above reflect the value of vested allocated shares in the ESOP plus, in the case of a Change in Control Event, an annual allocation of ESOP shares to qualified employees, assuming sufficient shares are available for allocation under the ESOP. The estimated value of the ESOP shares is based on $30.25 per share, the closing price of our Common Stock on June 30, 2017.
Participants become 100% vested under the ESOP upon death, disability and, subject to certain eligibility requirements, retirement.
Health and Dental Insurance
Severance Agreements
Under each Severance Agreement, if a Change in Control Qualifying Termination occurs, the health, dental, and life insurance benefits coverage provided to the Named Executive Officer at his or her date of termination will be continued by the Company during the 24-month period following the Named Executive Officer’s date of termination unless he or she commences employment prior to the end of the 24-month period and qualifies for substantially equivalent insurance benefits with his or her new employer, in which case such insurance coverage will end on the date of qualification. The Company will generally provide for such insurance coverage at its expense at the same level and in the same manner as in effect at the applicable date of termination. Any additional coverage the Named Executive Officer had at the time of termination, including dependent coverage, will also be continued for such period on the same terms, to the extent permitted by the applicable policies or contracts. If the terms of any benefit plan do not permit such continued coverage, the Company will arrange for other coverage at its expense providing substantially similar benefits. Estimated payments shown in the tables above represent the current net annual cost to the Company of the Named Executive Officer’s participation in the Company’s health and/or dental insurance program offered to all non-union employees. The severance agreement for key non-executive employees to which Ms. Peth is a party provides for benefits continuation on similar terms for a period of 12 months rather than 24 months.
Employment Agreements
Under the Employment Agreements, if a Non-Change in Control Qualifying Termination occurs, the Named Executive Officer will continue to receive partially Company-paid COBRA coverage under the Company’s health care plan for a period of one year after the effective termination date.
Benefits Continuation—Mr. Fischetto
Under the terms of his confidential general release and separation agreement with the Company, Mr. Fischetto was entitled to subsidized COBRA continuation coverage for six months following the termination date of his employment. Mr. Fischetto elected one month of COBRA continuation coverage. Accordingly, the amount for one month is shown in the table above.
Company Benefit Plans
The tables and discussion above do not reflect the value of disability benefits under the Company’s group health plan or the value of retiree medical, vision and dental insurance benefits and group life insurance, if any, that would be provided to each Named

Executive Officer following termination of employment, because, in each case, these benefits are generally available to all regular Company employees similarly situated in age, years of service and date of hire and do not discriminate in favor of the Named Executive Officers.
Outplacement Services
Under each Severance Agreement, if a Change in Control Qualifying Termination occurs, the Company will provide the Named Executive Officer with outplacement services at the expense of the Company, in an amount up to $25,000. The severance agreement for key non-executive employees to which Ms. Peth is a party provides similar benefits in an amount up to $15,000.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE THE COMPENSATION
PAID TO OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A(a)(1) of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking your vote, on an advisory (non-binding) basis, on the compensation paid to our Named Executive Officers as described in the Compensation Discussion and Analysis and the compensation tables and accompanying narrative disclosure, as provided on pages 25 through 58 of this Proxy Statement. Under its charter, pursuant to the powers delegated by the Board, the Compensation Committee has the sole authority to determine and approve compensation for our Named Executive Officers. Consistent with our compensation philosophy and objectives, our executive compensation program for our Named Executive Officers has been designed to align the interest of our Named Executive Officers with those of our stockholders, and to reward our leadership for, and incentivize them towards, increasing stockholder value.
We urge our stockholders to review the Compensation Discussion and Analysis section of this Proxy
Statement and the related executive compensation tables for more information.
Vote Required
The approval of the advisory (non-binding) vote to approve the compensation paid to our Named Executive Officers requires the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) present or represented by proxy at the Annual Meeting and entitled to vote thereat. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will not affect the outcome of the vote to approve the compensation paid to the Company’s named executive officers because shares held by a bank, broker or other nominee who has not received instructions from the beneficial owner of the shares as to how the shares are to be voted are not entitled to vote on such proposal at the Annual Meeting.
The say-on-pay vote is advisory, and therefore, not binding on the Board or the Compensation Committee. While the vote is non-binding, the Board and the Compensation Committee value the opinions that stockholders express in their votes and in any additional dialogue and will consider the outcome of the vote and those opinions when making future compensation decisions.
We currently conduct annual advisory votes on executive compensation. Unless the Board modifies this policy, the next advisory vote on executive compensation will be held at our 2018 Annual Meeting of Stockholders.
Recommendation
The Board believes that the information provided above and within the Compensation Discussion and Analysis section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately, has taken into account the opinions expressed by our stockholders, and aligns our executives’ interests with our stockholders’ interests to support long-term value creation.
The following resolution will be submitted for a stockholder vote at the Annual Meeting:
“Resolved, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Securities and Exchange Commission rules in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in this Proxy Statement.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF
THE ADVISORY (NON-BINDING) RESOLUTION TO APPROVE
THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4
ADVISORY VOTE TO APPROVE
THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES
TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
As part of the Board’s commitment to excellence in corporate governance, and as required by Section 14A(a)(2) of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Board is providing our stockholders with an opportunity to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. In this Proposal No. 4, we are seeking an advisory, non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining. Our current practice is to provide advisory votes to approve the compensation of our named executive officers every year.
In 2011, the Board adopted a policy providing for annual advisory votes on executive compensation, and the Board continues to believe than an advisory vote on executive compensation that occurs every year is most appropriate for the Company. We believe that it is important to give our stockholders the opportunity to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that annual votes will facilitate the highest level of accountability to and communication with our stockholders. Further, an annual vote clearly ties the advisory vote on executive compensation to the current year’s compensation disclosure and avoids the potential for confusion that exists with a biennial or triennial vote as to which year stockholders are being asked to evaluate and vote on.
Vote Required
The advisory (non-binding) vote to approve the frequency of future stockholder advisory votes to approve the compensation paid to the Company’s named executive officers requires the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) present or represented by proxy at the Annual Meeting and entitled to vote thereat. If none of the frequency alternatives (one year, two years or three years) receives the vote of a majority of the shares present or represented by proxy and entitled to vote on the matter, we will consider the highest number of votes cast by stockholders to be the frequency that has been selected by our stockholders. Abstentions will have no effect on the proposal. Broker non-votes will not affect the outcome of the proposal because shares held by a bank, broker or other nominee who has not received instructions from the beneficial owner of the shares as to how the shares are to be voted on the proposal are not entitled to vote on such proposal at the Annual Meeting.
Consistent with current rules of the SEC under the Exchange Act, our proxy holders will have discretionary authority to vote in accordance with the Board’s frequency vote recommendation for proxy cards that are returned with no selection made relating to the frequency vote.
While the vote is non-binding, the Board and the Compensation Committee value the opinions that stockholders express in their votes and in any additional dialogue, and will consider the outcome of the vote and those opinions when determining the frequency with which advisory votes on executive compensation should be held. The Board may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.
Recommendation
For the reasons discussed above, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore, our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation. Stockholders are not voting to approve or disapprove the Board’s recommendation, but rather to indicate their choice among these frequency options. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, or three years, or abstain.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE,
ON AN ADVISORY (NON-BINDING) BASIS TO HAVE VOTES ON EXECUTIVE COMPENSATION
EVERY “ONE YEAR” FOR THE REASONS STATED ABOVE.

DIRECTOR COMPENSATION
The compensation program for our non-employee directors is intended to fairly compensate our non-employee directors for the time and effort required of a director given the size and complexity of the Company’s operations. Portions of the compensation program utilize our stock in order to further align the interests of the directors with all other stockholders of the Company and to motivate the directors to focus on the long-term financial interest of the Company.
Non-employee members of the Board receive a combination of cash and stock-based compensation. Directors who are Company employees are not paid any additional fees for serving on the Board or for attending Board meetings.
Cash Compensation
In fiscal 2017, each non-employee director received an annual retainer of $37,000, payable quarterly in advance, and meeting fees of $2,000 for each Board meeting and $2,500 for each Compensation Committee, Audit Committee or Nominating and Corporate Governance Committee meeting attended; provided if more than one meeting (Board or committee) was held and attended on the same date, maximum meeting fees were $4,500.
In fiscal 2017, the Board formed an Executive Committee to assist the Board in discharging its oversight responsibilities between regular Board meetings. Additionally, in fiscal 2017, the Board continued in place the ad hoc executive search committee established in April 2016 and created an additional ad hoc executive search committee in December 2016. In addition, in fiscal 2017, the Board continued the Strategy Committee established in May 2016 until February 2017 when the Strategy Committee was disbanded upon the formation of the Executive Committee. In connection with the 2016 proxy contest, in September 2016, the Board formed the Annual Meeting Committee which continued through the 2016 Annual Meeting.  The Company-paid meeting fees or per diem fees for service on each such committee were $1,500 per meeting/per diem for the search committees, $2,500 per meeting/per diem for the Strategy Committee, and $2,000 per meeting/per diem for the Executive Committee, subject to the limitation on maximum meeting fees described in the preceding sentence. Ms. Assadi and Mr. Mottern each received a one-time cash retainer of $20,000 for service on the Annual Meeting Committee. Mr. Clark received a one-time cash retainer of $30,000 for service on, and acting as Chair of, the Annual Meeting Committee.
The non-employee director compensation program further allows for the payment of additional per diem fees associated with Board or committee service beyond the service which is intended to be covered by the annual retainer and per meeting fees, to the extent such service is pre-approved by the Board and the fee therefor is approved by the Chairman of the Board or committee chair, as applicable.
The Chairman of the Board received an additional annual retainer of $20,000. Mr. Berger received an annual retainer as Chairman Emeritus of the Board of $10,000. In addition, the committee chairs received additional annual retainers, as follows: (i) Audit Committee, $15,000; and (ii) Compensation Committee and Nominating and Corporate Governance Committee, $7,500. Board members also received payment or reimbursement of reasonable travel expenses from outside the greater Dallas-Fort Worth area, in accordance with Company policy, incurred in connection with attendance at Board and committee meetings, as well as payment or reimbursement of amounts incurred in connection with director continuing education.
Equity Compensation
In fiscal 2017, each non-employee director received a grant of restricted stock under the 2007 LTIP having a grant-date value equal to $30,000, such grant to cliff vest on the first anniversary of the date of grant subject to continued service to the Company through the vesting date and the acceleration provisions of the 2007 LTIP and restricted stock agreement. The annual grant of restricted stock is generally made on the date on which the Company holds its annual meeting of stockholders or such other date as the Board may determine, in each case, subject to any blackout period under the Company’s insider trading policy. Each non-employee director receives a number of shares of restricted stock with a grant-date fair value of approximately $30,000, determined based on the closing price per share of our Common Stock on the date such grant is made. In fiscal 2017, the annual grant of restricted stock was made on December 8, 2016. Each non-employee director received a grant of 851 shares of restricted stock based on the closing price per share of our Common Stock on December 8, 2016 ($35.25).

Stock Ownership Guidelines
Under the Company’s stock ownership guidelines, a non-employee director is expected to own and hold during his or her service as a Board member a number of shares of Common Stock with a value of at least $150,000, and is not permitted to sell any shares of Common Stock received as grants under the Company’s long-term incentive plans unless and until the non-employee director achieves and maintains this threshold share ownership level.
Shares of Common Stock that count toward satisfaction of these guidelines include (to the extent applicable): (i) shares of Common Stock owned outright by the non-employee director and his or her immediate family members who share the same household, whether held individually or jointly; (ii) restricted stock or restricted stock units (whether or not the restrictions have lapsed); (iii) shares of Common Stock held in trust for the benefit of the non-employee director or his or her family; and (iv) shares of Common Stock issuable under vested options held by the non-employee director.
Director Compensation Table
The following table shows fiscal 2017 non-employee director compensation:

Director(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Change in Pension Value ($)(4)	All Other Compensation ($)(5)	Total ($)
Hamideh Assadi	123,250	29,998	—	2,426	155,674
Guenter W. Berger	103,000	29,998	—	17,597	150,595
Randy E. Clark	182,750	29,998	—	—	212,748
Jeanne Farmer Grossman	65,000	29,998	—	—	94,998
Charles F. Marcy	129,500	29,998	—	—	159,498
Christopher P. Mottern	178,500	29,998	—	—	208,498
__________

(1)	Mr. Keown, the Company’s President and Chief Executive Officer, is not included in this table since he received no additional compensation for his service as a director in fiscal 2017.

(2)	Represents quarterly retainer, special retainer, meeting fees and per diem fees described above under “Cash Compensation.”

(3)
Represents the full grant date fair value of restricted stock granted to each non-employee director in fiscal 2017, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 18 to our audited consolidated financial statements for the fiscal year ended June 30, 2017, included in our 2017 Form 10-K, except that, as required by applicable SEC rules, we did not reduce the amounts in this column for any risk of forfeiture relating to service-based (time-based) vesting conditions.

The aggregate number of shares of restricted stock outstanding at June 30, 2017 for each non-employee director were as follows: Ms. Assadi, 1,936 shares; Mr. Berger, 1,936 shares; Mr. Clark, 1,936 shares; Ms. Grossman, 1,936 shares; Mr. Marcy, 1,936 shares; and Mr. Mottern, 1,936 shares, including, in the case of each of Ms. Assadi and Mr. Berger, 1,607 shares which would be cancelled on their last date of service as a director unless vesting of some or all of this amount is accelerated by the Board.

(4)
Represents the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans from the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2016 to the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2017. The aggregate change in the actuarial present value of the accumulated benefit under the Company’s defined benefit pension plan for Ms. Assadi and Mr. Berger was ($20,047) and ($65,652), respectively, due to a higher discount rate and payment of benefits to Ms. Assadi and Mr. Berger under the plan in fiscal 2017.

(5)
All Other Compensation for Ms. Assadi includes life insurance premiums paid by the Company under the Company’s postretirement death benefit plan ($2,030) and the economic benefit of the associated life insurance policy ($396). All Other Compensation for Mr. Berger includes life insurance premiums paid by the Company under the Company’s postretirement death benefit plan ($14,357) and the economic benefit of the associated life insurance policy ($3,240).

Director Indemnification
Under Farmer Bros.’ Certificate of Incorporation and By-Laws, the current and former directors are entitled to indemnification and advancement of expenses from the Company to the fullest extent permitted by Delaware corporate law. The Board of Directors has approved a form of Indemnification Agreement (“Indemnification Agreement”) to be entered into between the Company and its directors and officers. The Company’s Board of Directors may from time to time authorize the Company to enter into additional indemnification agreements with future directors and officers of the Company.
The Indemnification Agreements provide, among other things, that the Company will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if, by reason of his or her corporate status as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Company or of any other enterprise which such person is or was serving at the request of the Company, such indemnitee was, is or is threatened to be made, a party to or a participant (as a witness or otherwise) in any threatened, pending or completed proceeding, whether formal or informal, whether brought in the right of the

Company or otherwise and whether of a civil, criminal, administrative or investigative nature, against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding. In addition, the Indemnification Agreements provide for the payment, advancement or reimbursement of expenses incurred by the indemnitee in connection with any such proceeding to the fullest extent permitted by applicable law. The Indemnification Agreements also provide that, in the event of a Potential Change in Control (as defined in the Indemnification Agreements), the Company will, upon request by the indemnitee, create a trust for the benefit of the indemnitee and fund such trust in an amount sufficient to satisfy expenses reasonably anticipated to be incurred in connection with investigating, preparing for, participating in or defending any proceedings, and any judgments, fines, penalties and amounts paid in settlement in connection with any proceedings. The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or By-Laws of the Company, or the Delaware General Corporation Law. The Company is also obligated to maintain directors’ and officers’ liability insurance coverage, including tail coverage under certain circumstances.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Related Person Transactions
Under the Company’s written Policies and Procedures for the Review, Approval or Ratification of Related Person Transactions, a related person transaction may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, nominee for director or executive officer of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; and (iii) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons. For purposes of the policy, a related person transaction includes, but is not limited to, any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, specifically including indebtedness and guarantees of indebtedness and transactions involving employment, consulting or similar arrangements, between the Company and any of the foregoing persons since the beginning of the Company’s last fiscal year, or any currently proposed transaction in which the Company was or is to be a participant or a party, in which the amount involved exceeds $120,000, and in which any of the foregoing persons had or will have a direct or indirect material interest.
The Company will maintain a related person master list to assist in identifying related person transactions, which will be distributed by the Company’s General Counsel to the Company’s executive officers; the function or department managers responsible for purchasing goods or services for the Company and its subsidiaries; the director of accounts payable and the director of accounts receivable for the Company and its subsidiaries; and any other persons whom the Audit Committee, the Chief Compliance Officer or the General Counsel may designate.
Upon referral by the Chief Compliance Officer, General Counsel or Secretary of the Company, any proposed related person transaction will be reviewed by the Audit Committee for approval or disapproval based on the following:

•
The materiality of the related person’s interest, including the relationship of the related person to the Company, the nature and importance of the interest to the related person, the amount involved in the transaction, whether the transaction has the potential to present a conflict of interest, whether there are business reasons for the Company to enter the transaction, and whether the transaction would impair the independence of any independent director;

•	Whether the terms of the transaction, in the aggregate, are comparable to those that would have been reached by unrelated parties in an arm’s length transaction;

•
The availability of alternative transactions, including whether there is another person or entity that could accomplish the same purposes as the transaction and, if alternative transactions are available, there must be a clear and articulable reason for the transaction with the related person;

•
Whether the transaction is proposed to be undertaken in the ordinary course of the Company’s business, on the same terms that the Company offers generally in transactions with persons who are not related persons; and

•	Such additional factors as the Audit Committee determines relevant.
Following review, the Audit Committee will approve or ratify in writing any related person transaction determined by the Audit Committee to be in, or not inconsistent with, the best interests of the Company and its stockholders.

The Audit Committee may impose conditions or guidelines on any related person transaction, including, but not limited to: (i) conditions relating to on-going reporting to the Audit Committee and other internal reporting; (ii) limitations on the amount involved in the transaction; (iii) limitations on the duration of the transaction or the Audit Committee’s approval of the transaction; and (iv) other conditions for the protection of the Company and to avoid conferring an improper benefit, or creating the appearance of a conflict of interest. Any member of the Audit Committee who has or whose immediate family member has an interest in the transaction under discussion will abstain from voting on the approval of the related person transaction, but may, if so requested by the Chair of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the related person transaction.
The Audit Committee will direct the Company’s executive officers to disclose all related person transactions approved by the Audit Committee to the extent required under applicable accounting rules, Federal securities laws, SEC rules and regulations, and NASDAQ rules.

Related Person Transactions
Since the beginning of fiscal 2017, related person transactions reviewed and approved and/or ratified by the Audit Committee include the following:
Jonathan Michael Waite, the son of Carol Farmer Waite who is the beneficial owner of more than 5% of the Company’s voting securities, served as a non-executive employee of the Company in the position of Vice President, Construction Management through January 31, 2017, when his position was eliminated. Mr. Waite’s fiscal 2017 compensation (including salary, stock based compensation, auto allowance, life insurance premium paid by the Company under the Company’s postretirement death benefit plan and the economic benefit of the associated life insurance policy, ESOP allocation, 401(k) matching contribution and change in pension value) through January 31, 2017 was $186,688. The Company and Mr. Waite entered into a confidential general release and separation agreement pursuant to which Mr. Waite became entitled to receive: (i) severance benefits of approximately $221,022, less applicable taxes and withholdings, over a 13-month period; (ii) a prorated bonus award under the Company's short-term incentive plan for non-executive employees subject to the Company satisfying its threshold requirements and the degree of achievement of Company performance goals under the plan for fiscal 2017, with individual goals deemed to be achieved at 100%; and (iii) payment of a lump-sum cash retention bonus ($260,000, less applicable taxes and withholdings) in connection with the Company’s corporate relocation plan. Based on achievement of the performance goals under the short-term incentive plan, Mr. Waite received a payout of $32,403, which was equal to approximately 62% of his target opportunity of $52,348 under the plan. Receipt of severance and the foregoing benefits was conditioned upon, among other things, Mr. Waite having executed a general release of claims in favor of the Company.
In fiscal 2017, the Company made financial contributions to World Coffee Research (“WCR”), a collaborative, not-for-profit 501(c)(5) research organization created by the global coffee industry of which Mr. Keown is the Vice Chairman of the Board of Directors, in the amount of approximately $110,000. The Audit Committee has approved financial contributions by the Company to WCR of up to $200,000 in fiscal 2018. The Audit Committee has determined that Mr. Keown has no direct or indirect material interest in the Company’s financial contributions to WCR and his interest therein arises solely due to his service as Vice Chairman of the Board of Directors of WCR.
Ms. Iobst joined the Company as Chief Operations Officer effective February 20, 2017, after having served as an independent consultant to the Company since April 2016. Compensation received by Ms. Iobst in fiscal 2017 under the terms of her consulting agreement with the Company is included in the Summary Compensation Table above and described in the narrative disclosures that follow that table. This consulting agreement was terminated upon Ms. Iobst becoming an executive officer of the Company.

AUDIT MATTERS
Audit Committee Report
The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended June 30, 2017.
The Audit Committee has discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.
The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte that firm’s independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s 2017 Form 10-K for filing with the SEC.
Audit Committee of the Board of Directors
Christopher P. Mottern, Chair
Hamideh Assadi
Randy E. Clark
Independent Registered Public Accounting Firm Fees
The following table sets forth the aggregate fees billed by Deloitte for fiscal 2017 and 2016 for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table. The Audit Committee approved all audit and permissible non-audit services provided by Deloitte in accordance with the pre-approval policies and procedures described below.

Type of Fees	Fiscal 2017	Fiscal 2016
Audit Fees	$964,000	$841,000
Audit-Related Fees	—	—
Tax Fees	111,274	34,964
All Other Fees	2,020	39,686

Total Fees	$1,077,294	$915,650
Audit Fees
“Audit Fees” are fees paid for the audit of the Company’s annual consolidated financial statements included in its Form 10-K and review of financial statements included in the Form 10-Q’s, for the audit of the Company’s internal control over financial reporting, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Audit fees for fiscal 2017 consisted of fees rendered by Deloitte associated with the audit of the Company’s fiscal 2017 annual financial statements, the audit of internal control over financial reporting in fiscal 2017, the review of the Company’s quarterly reports on Form 10-Q, and services associated with an SEC registration statement. Audit fees for fiscal 2016 consisted of $841,000 of fees rendered by Deloitte associated with the audit of the Company’s fiscal 2016 annual financial statements, the audit of internal control over financial reporting in fiscal 2016, and services associated with an SEC registration statement.
Audit-Related Fees
“Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include consultations regarding implementation of accounting transactions or standards. In fiscal 2017 and 2016, the Company paid no fees to Deloitte in this category.

Tax Fees
“Tax Fees” are fees for tax compliance, tax advice and tax planning, including state tax representation and miscellaneous consulting on federal and state taxation matters. Tax fees for fiscal 2017 consisted of $111,274 in fees paid to Deloitte for tax due diligence services, tax compliance and advisory services, and certain tax services in connection with the Company’s 2016 federal and state income tax returns. Tax fees for fiscal 2016 consisted of $34,964 in fees paid to Deloitte for tax compliance and advisory services and certain tax services in connection with the Company’s 2015 federal and state income tax returns.
All Other Fees
“All Other Fees” are fees for any services not included in the first three categories. All other fees in fiscal 2017 consisted of subscription fees paid to Deloitte for an online accounting research tool, in the amount of $2,020. All other fees in fiscal 2016 consisted of (i) subscription fees paid to Deloitte for an online accounting research tool, in the amount of $2,132, and (ii) M&A fees paid to Ernst & Young LLP, the Company's former principal auditor, in the amount of $37,544 for transaction advisory services.
Pre-Approval of Audit and Non-Audit Services
Under the Farmer Bros. Co. Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditor. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent auditor. The policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.
In the first quarter of each year, the Audit Committee is asked to pre-approve the engagement of the independent auditor and the projected fees for audit services for the current fiscal year. The Audit Committee is also asked to provide general pre-approval for certain audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor) and tax services (such as tax compliance, tax planning and tax advice) for the current fiscal year consistent with the SEC’s rules on auditor independence. If the Company wishes to engage the independent auditor for additional services that have not been generally pre-approved as described above, then such engagement will be presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. Pre-approval of any engagement by the Audit Committee is required before the independent auditor may commence any engagement.
In fiscal 2017, there were no fees paid to Deloitte under a de minimis exception to the rules that waive pre-approval for certain non-audit services.

OTHER MATTERS
Annual Report and Form 10-K
The 2017 Annual Report to Stockholders (which includes the Company’s 2017 Form 10-K) accompanies this Proxy Statement. The 2017 Annual Report is neither incorporated by reference in this Proxy Statement nor part of the proxy soliciting material. Stockholders may obtain, without charge, a copy of the Company’s 2017 Form 10-K, filed with the SEC, including the financial statements included therein, without the accompanying exhibits, by writing to: Farmer Bros. Co., 1912 Farmer Brothers Drive, Northlake, Texas 76262, Attention: Chief Financial Officer. The Company’s 2017 Form 10-K is also available online at the Company’s website, www.farmerbros.com. A list of exhibits is included in the Company’s 2017 Form 10-K and exhibits are available from the Company upon the payment of the Company’s reasonable expenses in furnishing them.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). As a practical matter, the Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from certain reporting persons that no other reports were required during the fiscal year ended June 30, 2017, its officers, directors and ten percent stockholders complied with all applicable Section 16(a) filing requirements, with the exception of the members of a "group" for the purposes of Section 13(d)(3) of the Exchange Act identified in a Schedule 13D/A (Amendment No. 3) filed with the SEC on August 29, 2016 and a Schedule 13D/A (Amendment No. 4) filed with the SEC on September 8, 2016 (collectively, the “Waite Group Schedule 13D/A”), including Carol Farmer Waite, as trustee, co-trustee, and/or sole beneficiary of certain family trusts named in the Waite Group Schedule 13D/A; Jonathan Michael Waite, as trustee and sole beneficiary of the 2012 Waite Irrevocable Trust; and individuals Suzanna Waite, Austin Waite, Emily Waite, Scott Grossman, Brett Grossman, Brynn Grossman, Tom Mortensen, John Samore, Jr. and Jennifer Gonzalez-Yousef (Mr. Samore and Ms. Gonzalez-Yousef each signed the Waite Group Schedule 13D/A but reported that they beneficially owned no shares of the Company’s Common Stock), who did not timely file or failed to file such reports upon becoming members of the identified Section 13(d)(3) group.
Stockholder Proposals and Nominations
Proposals Pursuant to Rule 14a-8
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s Proxy Statement and form of proxy for consideration at the Company’s 2018 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2018 Proxy Statement, stockholder proposals must be received by the Company at its principal executive offices no later than July 2, 2018 and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.
Proposals and Nominations Pursuant to the Company’s By-Laws
The Company’s By-Laws contain an advance notice provision with respect to matters to be brought at an annual meeting of stockholders, including nominations, and not included in the Company’s Proxy Statement. A stockholder who desires to nominate a director or bring any other business before the stockholders at the 2018 Annual Meeting must notify the Company in writing, must cause such notice to be delivered to or received by the Secretary of the Company no earlier than August 9, 2018, and no later than September 8, 2018, and must comply with the other provisions of the Company’s By-Laws summarized below; provided, however, that in the event that the 2018 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2017 Annual Meeting of Stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the 2018 Annual Meeting was mailed or public disclosure of the date of the 2018 Annual Meeting was made, whichever first occurs.

The By-Laws provide that nominations may be made by the Board, by a committee appointed by the Board or any stockholder entitled to vote in the election of directors generally. Stockholders must provide actual written notice of their intent to make nomination(s) to the Secretary of the Company within the timeframes described above. Each such notice must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
The notice given by a stockholder regarding other business to be brought before an annual meeting of stockholders must be provided within the time frames described above and set forth (a) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the class and number of shares of stock of the Company which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other persons (including their names) in connection with the proposal and any material interest of such stockholder in such business, and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
You may write to the Secretary of the Company at the Company’s principal executive offices, 1912 Farmer Brothers Drive, Northlake, Texas 76262, to deliver the notices discussed above and for a copy of the relevant provisions of the Company’s By-Laws regarding the requirements for making stockholder proposals and nominating director candidates.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of banks and brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials and annual report. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, or direct your written request to Farmer Bros. Co., 1912 Farmer Brothers Drive, Northlake, Texas 76262, Attention: Chief Financial Officer, or contact the Company’s Chief Financial Officer by telephone at (888) 998-2468, and the Company will deliver a separate copy of the annual report or proxy statement upon request. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their bank or broker.

Forward-Looking Statements
Certain statements contained in this Proxy Statement are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact; actual results may differ materially due in part to the risk factors set forth in Part I, Item 1A of the 2017 Form 10-K. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. We intend these forward-looking statements to speak only at the time of this Proxy Statement and do not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the success of our corporate relocation plan, the timing and success of our direct-store-delivery restructuring plan, our success in consummating acquisitions and integrating acquired businesses, the adequacy and availability of capital resources to fund our existing and planned business operations and our capital expenditure requirements, the relative effectiveness of compensation-based employee incentives in causing improvements in Company performance, the capacity to meet the demands of the Company’s large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the success of the Company to retain and/or attract qualified employees, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, changes in the strength of the economy, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks described in Part I, Item 1A of our 2017 Form 10-K, and other factors described from time to time in our filings with the SEC.

By Order of the Board of Directors
October 27, 2017	TERI L. WITTEMAN
Secretary

Farmer Brothers

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL, AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors recommends that stockholders vote "FOR" the director nominees listed below.

01 Allison M. Boersma
02 David W. Ritterbush

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Please fold here – Do not separate

The Board of Directors recommends that stockholders vote "FOR" Proposal Nos. 2 and 3 listed below.

3. Non-binding, advisory vote to approve compensation paid to the Company's named executive officers. ☐ For ☐ Against ☐ Abstain

The Board of Directors recommends that stockholders vote for "ONE YEAR" in Proposal No. 4 listed below.

4. Non-binding, advisory vote on the frequency of future stockholder advisory votes to approve compensation paid to the Company's named executive officers.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
☐	☐	☐	☐

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee named in Proposal No. 1, FOR Proposal Nos. 2 and 3, and for ONE YEAR in Proposal No. 4, and in accordance with the discretion of the persons appointed as proxies on such other matters as may properly come before the Annual Meeting, including any continuation, postponement or adjournment thereof, and any other matters incident to the conduct of the Annual Meeting. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in the accompanying Proxy Statement. If either of the director nominees should be unable to serve or for good cause will not serve, your proxy will be voted for such substitute nominee(s) as the holders of your proxy, acting in their discretion, may determine.

If you plan to attend the Annual Meeting in person, you can obtain directions to the Marriott Hotel & Golf Club at Champions Circle, 3300 Championship Parkway, Fort Worth, TX 76177 at *http://proxy.farmerbros.com*.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

FARMER BROS. CO.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, December 7, 2017

10:00 a.m. Central Time

Annual Meeting to be held at:

The Notice of 2017 Annual Meeting of Stockholders, Proxy Statement, 2017 Annual Report on Form 10-K and form proxy card are available at: *http://proxy.farmerbros.com*.

Proxy

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON DECEMBER 7, 2017.

The undersigned stockholder of Farmer Bros. Co., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated October 27, 2017, and hereby constitutes and appoints Michael H. Keown, David G. Robson, and Thomas J. Mattei, Jr. or any of them acting singly in the absence of the others, with a power of substitution in any of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company's Common Stock, par value $1.00 per share, and all shares of the Company's Series A Convertible Participating Cumulative Perpetual Preferred Stock, par value $1.00 per share, on an as-converted basis voting together with the shares of Common Stock as a single class, in each case, held by the undersigned, at the Annual Meeting of Stockholders to be held at the Marriott Hotel & Golf Club at Champions Circle, 3300 Championship Parkway, Fort Worth, Texas 76177, on December 7, 2017 at 10:00 a.m., Central Time, and at any continuation, postponement or adjournment thereof, hereby revoking any proxy or proxies heretofore given, including any proxy previously given by telephone or Internet, and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the matters set forth on the reverse.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE
www.proxypush.com/farm
Use the Internet to vote your proxy until 11:59 p.m. (CT) on December 6, 2017.

PHONE
1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on December 6, 2017.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your proxy card.